Exhibit 2.1

Execution Version

SECOND AMENDED AND RESTATED

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

DIGITAL HEALTH ACQUISITION CORP.,

DHAC MERGER SUB I, INC.,

DHAC MERGER SUB II, INC.,

VSEE LAB, INC.,

AND

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

DATED AS OF OCTOBER 6, 2022

1

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

SCHEDULES AND EXHIBITS
Schedule A	Required Governing Documents Proposals
Schedule B	PIPE Investors
Exhibit A	Form of Parent Certificate of Incorporation
Exhibit B	Form of Parent Certificate of Designations
Exhibit C	Form of Parent Bylaws
Exhibit D Exhibit E	Form of Parent Incentive Equity Plan Stock Option Grants

SECOND AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT

This SECOND AMENDED AND RESTATED BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of October 6, 2022, is made by and among Digital Health Acquisition Corp., a Delaware corporation (“Parent”), DHAC Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), VSee Lab, Inc., a Delaware corporation (“VSee”), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc,” and together with VSee, the “Company Parties”). Parent, Merger Subs and the Company Parties shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, on June 15, 2022, the Parties entered into that certain Business Combination Agreement, which was amended and restated on August 9, 2022 by that certain Amended and Restated Business Combination Agreement (as amended and restated, the “Original Agreement”);

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety pursuant to this Agreement in order to amend certain terms in respect of the transactions contemplated hereby;

WHEREAS, (a) Parent is a blank check company incorporated as a Delaware corporation on March 30, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (b) each Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of Parent that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of Parent, Parent is required to provide an opportunity for its shareholders to have their outstanding Parent Common Stock redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Parent Stockholder Approval;

WHEREAS, as of the date of this Agreement, Digital Health Sponsor LLC, a Delaware limited liability company (the “Sponsor”), owns 2,630,250 shares of Parent Common Stock and the Other Stockholders collectively own 801,750 shares of Parent Common Stock;

WHEREAS, concurrently with the execution of this Agreement, each director and officer (to the extent such persons are stockholders) and certain greater than 5% stockholders of the Company Parties (collectively, the “Supporting Company Persons”) will execute and deliver to the Parent a second amended and restated transaction support agreement (the “Support Agreement”), pursuant to which, among other things, each such Supporting Company Person agrees to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which each Company Party is or will be a party and the transactions contemplated hereby and thereby (including the Mergers), (b) not effect any sale or distribution of any Equity Securities of the Company Parties held by such stockholders subject to the terms described therein and (c) take, or cause to be taken, any actions necessary or advisable to support the termination of certain agreements to be terminated effective as of the Closing;

WHEREAS, concurrently with the execution of this Agreement, Parent entered into an amended and restated securities purchase agreement (as amended and restated, the “PIPE Purchase Agreement”), with the investors set forth on Schedule B pursuant to which, among other things, the investors party thereto (the “PIPE Investors”) agreed to subscribe for and purchase on the Closing Date immediately prior to the Closing, and Parent will agree to issue and sell to each such PIPE Investor on the Closing Date immediately prior to the Closing, (a) shares of Parent Preferred Stock convertible into shares of Parent Common Stock with the rights, preferences, and privileges set forth on the Parent Certificate of Designations, substantially in the form attached hereto as Exhibit B (the “PIPE Preferred Stock”), and (b) warrants exercisable for shares of Parent Common Stock (the “PIPE Warrants,” and the financing under the PIPE Purchase Agreement hereinafter referred to as, the “PIPE Financing”);

WHEREAS, On October 5, 2022, Parent, VSee and iDoc entered into a securities purchase agreement (the “Bridge Purchase Agreement”), with the investors set forth on Schedule C pursuant to which, among other things, the investors party thereto (the “Bridge Investors”) agreed to subscribe for and purchase, prior to the Closing, and Parent will agree to issue and sell to each such Bridge Investor prior to the Closing, (a) senior secured promissory notes (the “Bridge Notes”), (b) warrants exercisable for shares of Parent Common Stock (the “Bridge Warrants”), and (c) shares of Parent Common Stock (the “Bridge Commitment Shares,” and the financing under the Bridge Purchase Agreement hereinafter referred to as, the “Bridge Financing”);

WHEREAS, on the Closing Date, (a) (i) each share of VSee Preferred Stock will be automatically converted as of immediately prior to the Effective Time into VSee Common Stock, (ii) Merger Sub I will merge with and into VSee (the “VSee Merger”), with VSee as the surviving company in the VSee Merger and, after giving effect to the VSee Merger, VSee will be a wholly-owned Subsidiary of Parent, (iii) each share of VSee Common Stock (including the shares of VSee Common Stock issued in connection with the conversion of VSee Preferred Stock) will be automatically converted as of the Effective Time into the right to receive its merger consideration consisting of Parent Common Stock on the terms and subject to the conditions set forth in this Agreement and (b) (i) Merger Sub II will merge with and into iDoc (the “iDoc Merger,” and together with the VSee Merger, the “Mergers”), with iDoc as the surviving company in the iDoc Merger and, after giving effect to the iDoc Merger, iDoc will be a wholly-owned Subsidiary of Parent, and (ii) each share of iDoc Common Stock will be automatically converted as of the Effective Time into the right to receive its merger consideration consisting of Parent Common Stock on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Parent Board has (a) approved this Agreement, the Ancillary Documents to which Parent is or will be a party and the transactions contemplated hereby and thereby (including the Mergers) and (b) recommended, among other things, approval of this Agreement and the transactions contemplated by this Agreement (including the Mergers) by the holders of Parent Shares entitled to vote thereon;

WHEREAS, the board of directors of each Merger Sub has approved this Agreement and the Ancillary Documents to which such Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Mergers);

WHEREAS, Parent, as the sole stockholder of each Merger Sub, will as promptly as reasonably practicable following the date of this Agreement, approve this Agreement, the Ancillary Documents to which such Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Mergers);

WHEREAS, the board of directors of each Company Party has (a) approved this Agreement, the Ancillary Documents to which such Company Party is or will be a party and the transactions contemplated hereby and thereby (including the Mergers) and (b) recommended, among other things, the approval of this Agreement, the Ancillary Documents to which such Company Party is or will be a party and the transactions contemplated hereby and thereby (including the Mergers) by the holders of the applicable Company Parties Stock entitled to vote thereon; and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder, (b) that the VSee Merger shall constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (c) that the iDoc Merger shall constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a)-(c), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1           Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Closing PIPE Proceeds” means the aggregate cash proceeds actually received by any Parent Party in respect of the PIPE Financing (whether prior to or on the Closing Date).

“Aggregate Transaction Proceeds” means an amount equal to the sum of (i) the aggregate cash proceeds available for release to any Parent Party from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to all of the Parent Stockholder Redemptions) and (ii) the Aggregate Closing PIPE Proceeds.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3.

“Ancillary Documents” means the Support Agreement, the PIPE Purchase Agreement, the PIPE Warrants, the PIPE Lock-up Agreements, the Bridge Purchase Agreement, the Bridge Notes, the Bridge Warrants, the Escrow Agreements and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby, including without limitation, the PIPE Financing and the Bridge Financing.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Basket” has the meaning set forth in Section 8.3(a)(i).

“Bridge Financing” has the meaning set forth in the recitals to this Agreement.

“Bridge Investors” has the meaning set forth in the recitals to this Agreement.

“Bridge Commitment Shares” has the meaning set forth in the recitals to this Agreement.

“Bridge Notes” has the meaning set forth in the recitals to this Agreement.

“Bridge Warrants” has the meaning set forth in the recitals to this Agreement.

“Bridge Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Business Combination Proposal” has the meaning set forth in Section 5.8.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business, provided that banks shall be deemed to be generally open for the general transaction of business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (as may be amended or modified), together with all rules and regulations and guidance issued by any Governmental Entity with respect thereto.

“Certificates” has the meaning set forth in Section 2.1(d)(ii).

“Certificates of Merger” means the VSee Certificate of Merger together with the iDoc Certificate of Merger.

“Claim” has the meaning set forth in Section 8.4(a).

“Claim Notice” has the meaning set forth in Section 8.4(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Parties Financial Statements” has the meaning set forth in Section 3.4(a).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Closing Statement” has the meaning set forth in Section 2.4.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases a Company Party or any of its controlled Affiliates or (ii) all or a material portion of assets or businesses of a Company Party or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in a Company Party or any of its controlled Affiliates (other than the issuance of the applicable class of shares of capital stock of a Company Party upon the exercise or conversion of any VSee Options outstanding on the date of this Agreement in accordance with the terms of the Company Parties Equity Plans and the underlying grant, award or similar agreement). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including, without limitation, (a) the fees and expenses of legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are allocated to any Group Company pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any Parent Expenses.

“Company IT Systems” means all computer systems, computer software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by a Group Company.

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the ability of the Company Parties to consummate the Mergers in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United States or any other territories in which a material portion of the business of the Group Companies is located, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country, changes in exchange rates for the currencies of any countries and changes in commodity prices and fuel costs, (iv) changes in any applicable Laws, GAAP or enforcement or interpretation thereof (in each case as of the date hereof), (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(b) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company Parties).

“Company Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Parties D&O Persons” has the meaning set forth in Section 5.15(a).

“Company Parties Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Parent by the Company Parties on the date of this Agreement.

“Company Parties Equity Plans” means the VSee Equity Plan.

“Company Parties Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a), Section 3.2(b), Section 3.2(c), Section 3.2(e) and Section 3.2(h) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) (No Company Material Adverse Effect) and Section 3.17 (Brokers).

“Company Parties Owned Intellectual Property” means all Intellectual Property Rights that are owned by the Group Companies.

“Company Parties Stock” means shares of VSee Common Stock, VSee Preferred Stock, iDoc Common Stock.

“Company Parties Stockholder Written Consent Deadline” has the meaning set forth in Section 5.13(a).

“Company Parties Stockholders” means, collectively, the holders of Company Parties Stock as of any determination time prior to the Effective Time.

“Company Parties Stockholders Agreements” means the VSee Stockholder Agreements.

“Company Party D&O Tail Policy” has the meaning set forth in Section 5.15(c).

“Company Party Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.

“Company Party Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed in the name of any Group Company.

“Company Party Stockholder Written Consent” has the meaning set forth in Section 5.13(a).

“Company Product” means each product candidate that is being researched, tested, developed or manufactured by or on behalf of the Group Companies.

“Company Related Party” has the meaning set forth in Section 3.19.

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Confidentiality Agreement” means collectively, (i) the Mutual Non-Disclosure Agreement, dated as of November 11, 2021, by and between Parent and VSee; and (ii) the Mutual Non-Disclosure Agreement, dated as of November 11, 2021, by and between Parent and iDoc.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company.

“Contract” or “Contracts” means any written agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“Creator” has the meaning set forth in Section 3.13(e).

“Crypto Currency” has the meaning set forth in Section 3.20(f).

“DGCL” means the General Corporation Law of the State of Delaware.

“Directors Proposal” has the meaning set forth in Section 5.8.

“Dissenting Shares” has the meaning set forth in Section 2.8.

“Distributable Cash” means Aggregate Transaction Proceeds in excess of $10,000,000.

“Effective Time” has the meaning set forth in Section 2.1(a)(iii).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other benefit or compensatory plan, program, policy or Contract pertaining to any current or former director, manager, officer, employee, individual independent contractor or other service provider that any Group Company maintains, sponsors or contributes to, or under or with respect to which any Group Company has any Liability (including as a result of its relationship to any ERISA Affiliate), other than any plan sponsored or maintained by a United States Governmental Entity.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.

“Equity Incentive Plan Proposal” has the meaning set forth in Section 5.8.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any person that is or at time was treated as a single employer with any Group Company under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” has the meaning set forth in Section 2.6(j).

“Escrow Agreements” has the meaning set forth in Section 2.6(j).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.6(a).

“Exchange Fund” has the meaning set forth in Section 2.6(c).

“Expiration Date” has the meaning set forth in Section 8.1.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“FDA Laws” means all Laws applicable to the operation of the Company Parties’ respective businesses related to the research, investigation, development, production, marketing, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, export, import, use handling and control, safety, efficacy, reliability or manufacturing of medical devices, including (a) the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. 301 et. seq.) (“FDCA”), (b) the Public Health Service Act of 1944, (c) the rules and regulations promulgated and enforced by FDA thereunder, including, as applicable, those requirements relating to GMP ( including the FDA’s Quality System Regulation contained in 21 C.F.R. Part 820), investigational use (including 21 C.F.R. Part 812), premarket notification and premarket approval and applications to market new medical devices (including as set forth in 21 C.F.R. Parts 807 and 814), (d) Laws governing the conduct of non-clinical laboratory studies, including FDA’s GLPs (including those contained in 21 C.F.R. Part 58), (e) Laws governing the development, conduct, performance, monitoring, subject informed consent, auditing, recording, analysis and reporting of clinical trials, including FDA’s Good Clinical Practice regulations contained in 21 C.F.R. Parts 11, 50, 54, 56 and 812, (f) Laws governing data-gathering activities relating to the detection, assessment, and understanding of adverse events (including adverse event and malfunction reporting under 21 C.F.R. Part 803) and field actions (including as set forth in 21 C.F.R. Part 806) and (g) all comparable state, federal or foreign Laws relating to any of the foregoing.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“First Indemnity Release Date” has the meaning set forth in Section 8.6(b)(i).

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies for its current or former employees, officers, directors or other individual service providers located outside of the United States.

“GAAP” means United States generally accepted accounting principles.

“GCP” means good clinical practice requirements set forth under the FDCA and implementing regulations, or any applicable similar foreign Laws, relating to the conduct, designing, recording and reporting of clinical trials that involve the participation of human subjects, as promulgated or endorsed by the FDA or applicable Governmental Entity.

“GLP” means good laboratory practice requirements set forth under the FDCA and implementing regulations, or any applicable similar foreign Laws, relating to non-clinical or research laboratory studies as promulgated or endorsed by the FDA or applicable Governmental Entity.

“GMP” means the good manufacturing practice requirements set forth under the FDCA and implementing regulations, including, but not limited to 21 C.F.R. Part 820, or any applicable similar foreign Laws, as promulgated or endorsed by the FDA or applicable Governmental Entity.

“Governing Document Proposals” has the meaning set forth in Section 5.8.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Group Company” means any of each Company Party and its Subsidiaries and “Group Companies” means, collectively, (a) VSee and its Subsidiaries and (b) iDoc and its Subsidiaries.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

“Health Care Payor Program” means any state, federal, or private health care program, including Medicare, TRICARE and Medicaid, worker’s compensation, and any private third party reimbursement program, and all other health maintenance organizations, preferred provider organizations, health benefit plans, health insurance plans, alternative delivery systems, managed care systems and other third party reimbursement and payment programs.

“Healthcare Law” means all Laws relating to healthcare regulatory matters applicable to the respective Company Parties’ businesses, including: (a) Laws governing participation under and payment for services rendered to beneficiaries of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any other foreign, federal or state governmental healthcare programs, (b) the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. § 1395nn), the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347), and any similar state fraud and abuse Laws, and each of their respective implementing regulations (collectively, “Healthcare Fraud Laws”) (c) HIPAA and any Laws governing the privacy, security, integrity, accuracy, transmission, storage, or other protection of healthcare information, (d) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (e) the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), (f) Laws related to the licensure, certification, qualification or authority to transact business relating to the delivery of, or payment for, or both the provision of or payment for, health care services service, and (g) the Exclusion Laws (42 U.S.C. § 1320a-7), in each case, as amended, and all regulations and guidance promulgated pursuant thereto.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 and their respective implementing regulations.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“iDoc” has the meaning set forth in the introductory paragraph to this Agreement.

“iDoc Certificate of Merger” has the meaning set forth in Section 2.1(a)(iv).

“iDoc Closing Consideration” means an amount equal to (1) $49,500,000, minus (2) the aggregate amount of iDoc’s Company Expenses.

“iDoc Common Stock” means the shares of iDoc Common Stock, par value $1.00 per share.

“iDoc Dissenting Shares” has the meaning set forth in Section 2.8.

“iDoc Indemnity Escrow Account” has the meaning set forth in Section 2.6(j).

“iDoc Indemnity Escrow Shares” has the meaning set forth in Section 2.6(j).

“iDoc Merger” has the meaning set forth in the recitals to this Agreement.

“iDoc Outstanding Shares” means the total number of shares of iDoc Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to iDoc Common Stock basis.

“iDoc Per Share Stock Consideration” means a number of shares of Parent Common Stock equal to (a) (1) the iDoc Stock Consideration, divided by (2) the total number of iDoc Outstanding Shares, divided by (b) $10.

“iDoc Pre-Closing Tax Return” means any Tax Return of iDoc or any of its Subsidiaries with respect to any Pre-Closing Tax Period and which has a filing due date, including all applicable extensions, on or before the Closing Date.

“iDoc Pre-Closing Taxes” means, without duplication, (i) any and all Taxes of or imposed on iDoc or any of its Subsidiaries for any and all Pre-Closing Tax Periods, (ii) any and all Taxes of an “affiliated group” (as defined in Section 1504 of the Code) (or affiliated, consolidated, unitary, combined or similar group under applicable Law) of which iDoc or any of its Subsidiaries is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local or foreign Law), (iii) any and all Taxes of or imposed on iDoc or any of its Subsidiaries as a result of transferee, successor or similar Liability (including bulk transfer or similar laws) which Taxes relate to an event or transaction occurring on or before the Closing Date, and (iv) any and all Taxes arising from a failure by iDoc or any of its Subsidiaries to file any iDoc Pre-Closing Tax Return; provided, however, that iDoc Pre-Closing Taxes shall not include (A) any and all Taxes to the extent such Taxes are taken into account in the determination of Indebtedness of iDoc or otherwise reduce the iDoc Closing Consideration, the iDoc Stock Consideration, or the iDoc Per Share Stock Consideration, (B) any and all Taxes resulting from the filing of any election after the Closing Date having retroactive effect to any Pre-Closing Tax Period, and (C) any and all Taxes attributable to any accounting method change from the cash receipts and disbursements method to the accrual method with respect to iDoc or its Subsidiaries as a result of the transactions contemplated by this Agreement. For purposes of determining the portion of any iDoc Pre-Closing Taxes with respect to the portion of any Straddle Period ending on the Closing Date, the amount of any Taxes (based on or measured by sales, payroll, income or receipts) for the portion of such Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date. In the case of any other Taxes that are payable with respect to a Straddle Period, the portion of such Tax which relates to the portion of such Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

“iDoc Stock” means iDoc Common Stock.

“iDoc Stock Consideration” means 100% of the fair market value (determined as of the Closing Date) of the iDoc Closing Consideration.

“iDoc Stockholders” means the holders of iDoc Stock.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt instrument or security, (c) obligations for the deferred purchase price of property, services or assets, including “earn-outs” and “seller notes”, (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) payment obligations of a third party secured by any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) leases required to be capitalized under GAAP, (g) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (h) any of the obligations of any other Person of the type referred to in clauses (a) through (g) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Indemnifying Party” has the meaning set forth in Section 8.4(a).

“Indemnified Party” has the meaning set forth in Section 8.1.

“Indemnity Escrow Accounts” has the meaning set forth in Section 2.6(j).

“Indemnity Escrow Shares” has the meaning set forth in Section 2.6(j).

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, semiconductor layouts, mask files, drawings, and manufacturing processes, whether patentable or not; (e) rights in or to Software or other technology; and (f) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 9.17.

“IRS” means the United States Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet Date” has the meaning set forth in Section 3.4(b).

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means the letter of transmittal as proposed by the Exchange Agent and mutually agreed to by each of Parent and the Company Parties (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Losses” has the meaning set forth in Section 8.2(a).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Merger Sub I” has the meaning set forth in the introductory paragraph to this Agreement.

“Merger Sub II” has the meaning set forth in the introductory paragraph to this Agreement.

“Merger Subs” has the meaning set forth in the introductory paragraph to this Agreement.

“Mergers” has the meaning set forth in the recitals to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Global Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.8.

“Non-Party Affiliate” has the meaning set forth in Section 9.12.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to, or otherwise made available (e.g., as a remotely accessed service) to, any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $50,000 per license or an ongoing licensee fee of less than $10,000 per year.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other Parent Stockholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of Parent Common Stock entitled to vote thereon,

“Other Stockholders” means Scott Wolf, Daniel Sullivan, SCS Capital Partners, LLC, Brent Willis, Frank Ciufo, George McNellage, Scott Metzger, Andrew Singer, Lane Ostrow and Basil Harris.

“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.

“Parent” has the meaning set forth in the introductory paragraph to this Agreement.

“Parent Acquisition Proposal” means (a) any transaction or series of related transactions under which Parent or any Affiliates controlled by Parent, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise) or (b) any equity, debt or similar investment in Parent or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Parent Acquisition Proposal.

“Parent Board” means the board of directors of Parent.

“Parent Board Recommendation” has the meaning set forth in Section 5.8.

“Parent Bylaws” has the meaning set forth in the recitals to this Agreement.

“Parent Certificate of Designations” means the Certificate of Designations to be filed with the Secretary of State of the State of Delaware establishing the PIPE Preferred Stock as a series of Parent Preferred Stock, and setting forth the rights, preferences, and privileges of the PIPE Preferred Stock as attached hereto as Exhibit B, and as such Certificate of Designations may be amended or restated from time to time.

“Parent Certificate of Incorporation” means the form of Second Amended and Restated Certificate of Incorporation of Parent, in substantially the form attached hereto as Exhibit A.

“Parent Common Stock” means Parent’s common stock, par value $0.0001 per share.

“Parent D&O Persons” has the meaning set forth in Section 5.14(a).

“Parent Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company Parties by Parent on the date of this Agreement.

“Parent Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, a Parent Party in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Parent Party, (b) amounts due to the underwriters of Parent’s initial public offering for their deferred underwriting commissions and (c) any other fees, expenses, commissions or other amounts that are allocated to any Parent Party pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Parent Expenses shall not include any Company Expenses.

“Parent Financial Statements” means all of the financial statements of Parent included in the Parent SEC Reports.

“Parent Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the Parent Parties) and Section 4.12 (Business Activities).

“Parent Incentive Equity Plan” has the meaning set forth in Section 5.18.

“Parent Indemnified Parties” has the meaning set forth in Section 8.2(a).

“Parent Liabilities” means, as of any determination time, the aggregate amount of Liabilities of the Parent Parties that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, Parent Liabilities shall not include any Parent Expenses.

“Parent Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of the Parent Parties, taken as a whole, or (b) the ability of any Parent Party to consummate the Mergers in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United States or any other territories in which a material portion of the business of the Parent Parties is located, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country, changes in exchange rates for the currencies of any countries and changes in commodity prices and fuel costs, (iv) changes in any applicable Laws, GAAP or enforcement or interpretation thereof (in each case as of the date hereof), (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Parent Party operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Parent Party with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties), (vii) any failure by any Parent Party to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Parent Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate adverse effect on the Parent Parties, taken as a whole, relative to other “SPACs” operating in the industries in which the Parent Parties operate.

“Parent Non-Party Affiliates” means, collectively, each Parent Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any Parent Related Party (other than, for the avoidance of doubt, any Parent Party).

“Parent Parties” means, collectively, Parent, Merger Sub I and Merger Sub II.

“Parent Preferred Stock” means Parent’s Series A Convertible Preferred Stock, par value $0.0001 per share.

“Parent Related Parties” has the meaning set forth in Section 4.9.

“Parent Related Party Transactions” has the meaning set forth in Section 4.9.

“Parent SEC Reports” has the meaning set forth in Section 4.7.

“Parent Shares” means shares of Parent Common Stock.

“Parent Stockholder Approval” means, collectively, the Required Parent Stockholder Approval and the Other Parent Stockholder Approval.

“Parent Stockholder Redemption” means the right of the holders of Parent Common Stock to redeem all or a portion of their Parent Common Stock (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of Parent.

“Parent Stockholders” means the holders of Parent Shares entitled to vote on the Transaction Proposals.

“Parent Stockholders Meeting” has the meaning set forth in Section 5.8.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“Payroll Tax Executive Order” means any U.S. presidential memorandum, executive order or similar publication or document permitting or requiring the deferral of any payroll Taxes (including those imposed by Section 3101(a) and 3201 of the Code).

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financial Statements” has the meaning set forth in Section 5.17(a).

“PCI Requirements” has the meaning set forth in Section 3.20(e).

“Pending Indemnity Claim” has the meaning set forth in Section 8.6(b)(i).

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity, including Regulatory Authorizations.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’, workers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP (to the extent such reserves are required by GAAP), (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of a Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) Liens securing payment, or any other obligations, of the applicable Person (including with respect to Indebtedness of such Person existing as of the date of this Agreement or entered into after the date of this agreement in accordance with the terms of this Agreement), that shall be extinguished at or prior to the Closing, (f) Liens securing obligations under capital leases and (g) Liens arising out of, under, or in connection with (i) Securities Laws and (ii) restrictions on transfer, hypothecation or similar actions contained in a Person’s Governing Documents (including any of the Company Parties Stockholders Agreements).

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data or information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household, and that is regulated as “personal information,” “personal data,” “protected health information,” “nonpublic personal information,” “personally identifiable information,” or similar information classifications by the Privacy Laws.

“Personal Data Processor” has the meaning set forth in Section 3.20(h).

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“PIPE Lock-up Agreements” means the Lock-up Agreements entered into by and between Parent and each stockholder listed on Schedule 7(a)(xxiii) of the PIPE Purchase Agreement.

“PIPE Warrants” has the meaning set forth in the recitals to this Agreement.

“PIPE Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date, and the portion of any Straddle Period through the close of business on the Closing Date.

“Privacy and Data Security Policies” has the meaning set forth in Section 3.20(a).

“Privacy Laws” means Laws relating to the Processing or protection of Personal Data that apply to the Group Companies, including, but not limited to, HIPAA, the California Consumer Privacy Act of 2018, as amended from time to time (“CCPA”); Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation or “GDPR”), as amended, including any nation’s implementing legislation (and the equivalent laws of Switzerland and the United Kingdom); the E-Privacy Directive (i.e., Directive 2002/58/EC of the European Parliament and of the Council of 12 July 2002, including any national’s implementing legislation); and implementing regulations, and all equivalent, comparable, or applicable privacy, security and data breach notification Laws, and the requirements and guidance set forth in regulations, guidelines and agreements containing consent orders published by regulatory authorities.

“Proceeding” means any lawsuit, litigation, action, audit, examination, claim, cause of action, notice of violation, citation, summons, subpoena, complaint, charge, proceeding, suit, arbitration or investigation of any nature (in each case, whether civil, criminal, regulatory, administrative or otherwise, whether public or private and whether at Law or in equity).

“Process” (or “Processing” or “Processes”) means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure of, organization, structuring, adaptation or alteration, retrieval, consultation, alignment or combination, restriction, erasure or destruction, or other activity regarding, data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 9.17.

“Provider” means any person who is required by Law to hold any Permit in order to render or perform medical or clinical services on behalf of any Group Company, including, without limitation, any physician, nurse practitioner, physician assistant, physical therapist, speech-therapist, and occupational therapist.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement such that any Software using, linked with, incorporating, distributed with or derived from such Software (a) be made available or distributed on a non-discriminatory basis in source code form; (b) be licensed on a non-discriminatory basis for purposes of making derivative works; or (c) be redistributable on a non-discriminatory basis at no, or a nominal, charge.

“Public Stockholders” has the meaning set forth in Section 9.17.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of Parent.

“Regulatory Authorizations” means any approvals, clearances, authorizations, registrations, certifications, licenses, consents, clearances or any other permits granted by any Governmental Entity related to a product manufactured or marketed by or on behalf of Group Companies, including import and export authorizations, establishment registrations, product listings, premarket clearances and notifications, premarket approvals, and investigational device exemptions or that are issued or enforced by a Governmental Entity with jurisdiction over any FDA Law or Healthcare Law and material to or legally required for the operation of the business of the Group Companies as currently conducted.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Governing Document Proposals” means the Governing Document Proposals solely to the extent related to the amendments to the Governing Documents of Parent set forth on Schedule B attached hereto.

“Required Parent Stockholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of Parent Shares entitled to vote thereon,

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal, and the Required Governing Document Proposals.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Parties Disclosure Schedules and the Parent Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Indemnity Release Date” has the meaning set forth in Section 8.6(b)(ii).

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Straddle Period” means any Tax period that includes (but does not end on) the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Supporting Company Persons” has the meaning set forth in the recitals to this Agreement.

“Surviving Companies” has the meaning set forth in Section 2.1(a)(ii).

“Surviving Company Common Stock” has the meaning set forth in Section 2.1(d)(i).

“Surviving iDoc Entity” has the meaning set forth in Section 2.1(a)(ii).

“Surviving VSee Entity” has the meaning set forth in Section 2.1(a)(i).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including amendments thereto.

“TBOC” means the Business Organizations Code of the State of Texas.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Third Party Claim” has the meaning set forth in Section 8.4(b)(i).

“Third Party Notice” has the meaning set forth in Section 8.4(b)(i).

“Top Customers” has the meaning set forth in Section 3.26(a).

“Top Suppliers” has the meaning set forth in Section 3.26(a).

“Trading Day” means any day on which Nasdaq is open for trading.

“Transaction Litigation” has the meaning set forth in Section 5.2(d).

“Transaction Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction during the period beginning on the Latest Balance Sheet Date and ending on the Closing Date.

“Transaction Proposals” has the meaning set forth in Section 5.8.

“Transactions” means the transactions contemplated by this Agreement to occur at or prior to the Closing, including the Mergers and the PIPE Financing.

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury, including amendments thereto.

“Trust Account” has the meaning set forth in Section 9.17.

“Trust Account Released Claims” has the meaning set forth in Section 9.17.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Tuck Advisors Fee” means any sell side agreement fee or other amounts payable by VSee or any of its Subsidiaries and Affiliates to Up-Set LLC, a New Jersey limited liability company d/b/a Tuck Advisors.

“Unvested VSee Option” means each VSee Option outstanding as of immediately prior to the Effective Time that is not a Vested VSee Option.

“Vested VSee Option” means each VSee Option outstanding as of immediately prior to the Effective Time that is vested as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Mergers.

“VSee” has the meaning set forth in the introductory paragraph to this Agreement.

“VSee Certificate of Merger” has the meaning set forth in Section 2.1(a)(iii).

“VSee Charter” means the Amended and Restated Certificate of Incorporation of VSee filed with the Secretary of State of the State of Delaware on December 23, 2010.

“VSee Closing Consideration” means (1) $60,500,000, minus (2) an amount equal to the Effective Time Option Grants multiplied by the VSee Option Grant Exercise Price, minus (3) the aggregate amount of VSee’s Company Expenses (including, without limitation, the Tuck Advisors Fee).

“VSee Common Stock” means the shares of VSee’s Common Stock, par value $0.0001 per share.

“VSee Dissenting Shares” has the meaning set forth in Section 2.8.

“VSee Equity Plan” means the VSee Lab, Inc. 2008 Stock Plan as amended through July 20, 2012.

“VSee Indemnity Escrow Account” has the meaning set forth in Section 2.6(j).

“VSee Indemnity Escrow Shares” has the meaning set forth in Section 2.6(j).

“VSee Merger” has the meaning set forth in the recitals to this Agreement.

“VSee Option” means, as of any determination time, each option to purchase VSee Common Stock that is outstanding and unexercised, granted under the VSee Equity Plan.

“VSee Option Grant Exercise Price” means $10.00.

“VSee Outstanding Shares” means the total number of shares of VSee Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to VSee Common Stock basis, and including, without limitation or duplication, the number of shares of VSee Common Stock issuable upon conversion of the VSee Preferred Stock.

“VSee Per Share Stock Consideration” means a number of shares of Parent Common Stock equal to (a) (1) the VSee Stock Consideration, divided by (2) the total number of VSee Outstanding Shares, divided by (b) $10.

“VSee Pre-Closing Tax Return” means any Tax Return of VSee or any of its Subsidiaries with respect to any Pre-Closing Tax Period and which has a filing due date, including all applicable extensions, on or before the Closing Date.

“VSee Pre-Closing Taxes” means, without duplication, (i) any and all Taxes of or imposed on VSee or any of its Subsidiaries for any and all Pre-Closing Tax Periods, (ii) any and all Taxes of an “affiliated group” (as defined in Section 1504 of the Code) (or affiliated, consolidated, unitary, combined or similar group under applicable Law) of which VSee or any of its Subsidiaries is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local or foreign Law), (iii) any and all Taxes of or imposed on VSee or any of its Subsidiaries as a result of transferee, successor or similar Liability (including bulk transfer or similar laws) which Taxes relate to an event or transaction occurring on or before the Closing Date, and (iv) any and all Taxes arising from a failure by VSee or any of its Subsidiaries to file any VSee Pre-Closing Tax Return; provided, however, that VSee Pre-Closing Taxes shall not include (A) any and all Taxes to the extent such Taxes are taken into account in the determination of Indebtedness of VSee or otherwise reduce the VSee Closing Consideration, the VSee Stock Consideration, or the VSee Per Share Stock Consideration, (B) any and all Taxes resulting from the filing of any election after the Closing Date having retroactive effect to any Pre-Closing Tax Period, and (C) any and all Taxes attributable to any accounting method change from the cash receipts and disbursements method to the accrual method with respect to VSee or its Subsidiaries as a result of the transactions contemplated by this Agreement. For purposes of determining the portion of any VSee Pre-Closing Taxes with respect to the portion of any Straddle Period ending on the Closing Date, the amount of any Taxes (based on or measured by sales, payroll, income or receipts) for the portion of such Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date. In the case of any other Taxes that are payable with respect to a Straddle Period, the portion of such Tax which relates to the portion of such Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

“VSee Preferred Stock” means, collectively, the VSee Series A Preferred Stock and the VSee Series A-1 Preferred Stock.

“VSee Series A Conversion” has the meaning set forth in Section 2.1(b)(i).

“VSee Series A Preferred Stock” means shares of VSee Series A Preferred Stock, par value $0.0001 per share.

“VSee Series A-1 Conversion” has the meaning set forth in Section 2.1(b)(i).

“VSee Series A-1 Preferred Stock” means shares of VSee Series A-1 Preferred Stock, par value $0.0001 per share.

“VSee Stock” means VSee Common Stock and VSee Preferred Stock.

“VSee Stock Consideration” means 100% of the fair market value (determined as of the Closing Date) of the VSee Closing Consideration.

“VSee Stockholder Agreements” means, collectively, (i) the Series A-1 Preferred Stock Purchase Agreement, dated December 23, 2010, by and among VSee and the parties listed on Exhibit A thereto, (ii) the Amended and Restated Voting Agreement, dated December 23, 2010, by and among VSee and the parties listed on Exhibit A thereto, (iii) the Amended and Restated Investors’ Rights Agreement, dated December 23, 2010, by and among VSee and the parties listed on Exhibit A thereto, (iv) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated December 23, 2010, by and among VSee and the parties listed on Exhibit A thereto, (v) the Series A Preferred Stock Purchase Agreement, dated February 27, 2008, by and among VSee and the parties listed on Exhibit A thereto, (vi) the Side Letter, dated December 21, 2010, by and between VSee and salesforce.com, inc., and (vii) any other agreement relating to the ownership, voting, transfer, or issuance of VSee Stock, as any of the same may be amended, restated, modified, supplemented, or extended.

“VSee Stockholders” means the holders of VSee Stock.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

Article 2
MERGER

Section 2.1           Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1:

(a)               The Mergers.

(i)               On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL on the Closing Date, Merger Sub I shall merge with and into VSee at the Effective Time. Following the Effective Time, the separate existence of Merger Sub I shall cease and VSee shall continue as the surviving company of the VSee Merger (the “Surviving VSee Entity”).

(ii)              On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the TBOC, on the Closing Date, Merger Sub II shall merge with and into iDoc at the Effective Time. Following the Effective Time, the separate existence of Merger Sub II shall cease and iDoc shall continue as the surviving company of the iDoc Merger (the “Surviving iDoc Entity,” and together with the Surviving VSee Entity, the “Surviving Companies”).

(iii)             At the Closing, VSee and Parent shall cause a certificate of merger, in a form reasonably satisfactory to VSee and Parent (the “VSee Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The VSee Merger shall become effective at such date and time as is agreed by Parent and VSee and specified in the VSee Certificate of Merger (the time being referred to herein as the “Effective Time”).

(iv)             At the Closing, iDoc and Parent shall cause a certificate of merger, in a form reasonably satisfactory to iDoc and Parent (the “iDoc Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The iDoc Merger will also become effective at the Effective Time, which will be specified in the iDoc Certificate of Merger.

(v)               The VSee Merger shall have the effects set forth in Section 251 of the DGCL, and the iDoc Merger shall have the effects set forth in Section 10.008 of the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the applicable Company Party and Merger Sub shall vest in the applicable Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of the applicable Company Party and the applicable Merger Sub shall become the debts, liabilities, obligations and duties of the applicable Surviving Company, in each case, in accordance with the DGCL or TBOC, as applicable.

(vi)             At the Effective Time, the Governing Documents of the applicable Company Party shall be the Governing Documents of the applicable Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(vii)          At the Effective Time, the directors and officers of the applicable Company Party immediately prior to the Effective Time shall be the initial directors and officers of the applicable Surviving Company, each to hold office in accordance with the Governing Documents of such Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(viii)        At the Effective Time, Parent shall change its name to “VSee Health, Inc.”

(b)               Effect on VSee Securities.

(i)                 VSee shall take all actions necessary to cause (i) each share of VSee Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted immediately prior to the Effective Time into a number of shares of VSee Common Stock at the then-effective conversion rate as calculated pursuant to the VSee Charter in accordance with the terms of the VSee Charter (the “VSee Series A Conversion”); and (ii) each share of VSee Series A-1 Preferred Stock that is issued and outstanding immediately prior to the Effective Time to be automatically converted immediately prior to the Effective Time into a number of shares of VSee Common Stock at the then-effective conversion rate as calculated pursuant to the VSee Charter in accordance with the terms of the VSee Charter (the “VSee Series A-1 Conversion”). All of the shares of VSee Preferred Stock converted into shares of VSee Common Stock shall be canceled, shall no longer be outstanding and shall cease to exist and no payment or distribution shall be made with respect thereto, and each holder of shares of VSee Preferred Stock shall thereafter cease to have any rights with respect to such securities.

(ii)              At the Effective Time, by virtue of the applicable Merger and without any action on the part of any Party or any other Person, each share of VSee Stock (other than VSee Dissenting Shares, such shares of VSee Preferred Stock converted to VSee Common Stock pursuant to Section 2.1(b)(i), and such shares of VSee Common Stock cancelled and extinguished pursuant to Section 2.1(d)(iii)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive the VSee Per Share Stock Consideration, subject to adjustment for indemnification claims in accordance with Article 8.

(c)               Effect on iDoc Securities. At the Effective Time, by virtue of the applicable Merger and without any action on the part of any Party or any other Person, each share of iDoc Stock (other than iDoc Dissenting Shares and such shares of iDoc Common Stock cancelled and extinguished pursuant to Section 2.1(d)(iii)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive the iDoc Per Share Stock Consideration, subject to adjustment for indemnification claims in accordance with Article 8.

(d)               Effect on Merger Sub and Company Parties Securities.

(i)               At the Effective Time, by virtue of the Mergers and without any action on the part of any Party or any other Person, each share of capital stock of each Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the applicable Surviving Company (each such share, a share of “Surviving Company Common Stock”).

(ii)              From and after the Effective Time, each Company Parties Stockholder’s certificates (the “Certificates”), evidencing ownership of such Company Parties Stock and such Company Parties Stock held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Parties Stock except as otherwise expressly provided for herein or under applicable Law.

(iii)            At the Effective Time, by virtue of the Mergers and without any action on the part of any Party or any other Person, each share of Company Parties Stock held immediately prior to the Effective Time by a Company Party as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

Section 2.2           Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 9.10 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as Parent and the Company Parties may agree in writing.

Section 2.3           Allocation Schedule. No later than five (5) Business Days prior to the Closing Date, each Company Party shall deliver to Parent an allocation schedule (the “Allocation Schedule”) setting forth (a) the number and class of shares of Company Parties Stock held by each Company Parties Stockholder, (b) the number of Parent Shares to be allocated as Indemnity Escrow Shares, (c) the number of Parent Shares to be allocated to each holder at the Effective Time, and (d) a certification, duly executed by an authorized officer of each Company Party, that (i) the information delivered pursuant to clauses (a), (b), (c) and (d) is, and will be as of immediately prior to the Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.3 and (ii) the Company Parties have performed, or otherwise complied with, as applicable, its covenants and agreements set forth in Section 2.5(b). The Company Parties will review any comments to the Allocation Schedule provided by Parent or any of its Representatives and revise the Allocation Schedule to include any comments proposed by Parent or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of shares of Parent Common Stock that each Company Parties Stockholder will have a right to receive pursuant to Section 2.1(b)(ii) and Section 2.1(c) will be rounded down to the nearest whole share and (B) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents of each Company Party, the Company Parties Stockholders Agreements, the Company Parties Equity Plans or any other Contract to which a Company Party is a party or bound (taking into account, for the avoidance of doubt, any actions taken by the Company Parties pursuant to Section 2.5).

Section 2.4           Determination of Valuation. No later than five (5) Business Days prior to the Closing Date, each of VSee and iDoc shall prepare and deliver to Parent a statement (each, a “Closing Statement”) setting forth the Company Parties’ good faith estimate of the Company Expenses as of the Closing Date, together with a calculation of the VSee Stock Consideration and the iDoc Stock Consideration, based on such amounts. Each Closing Statement and the determinations and calculations set forth therein shall be prepared in accordance with this Agreement. Parent shall be entitled to review and comment on each Closing Statement, and each of VSee and iDoc shall provide, or cause to be provided to, Parent and its Representatives full access during normal business hours to information, books, records and personnel that any of them reasonably requests relating to such Closing Statement and the applicable Company Party’s preparation of the foregoing. Each Company Party shall consider in good faith any comments Parent may provide in respect of the applicable Closing Statement prior to the Closing Date and a revised Closing Statement to Parent prior to the Closing Date reflecting such changes. A revised Closing Statement delivered in accordance with the immediately preceding sentence (if any) shall be deemed to be the Closing Statement for all purposes hereof.

Section 2.5           Treatment of VSee Options.  On or prior to the Effective Time, all VSee Options and any other awards under the VSee Equity Plan outstanding immediately prior to the Effective Time (whether a Vested VSee Option or an Unvested VSee Option) shall be terminated and shall cease to represent the right to purchase VSee Common Stock. Prior to the date of this Agreement, VSee shall have taken, or caused to be taken, all necessary or appropriate actions under the VSee Equity Plan (and the underlying grant, award or similar agreements) in order to terminate all VSee Options and any other awards outstanding under the VSee Equity Plan or promises of awards thereunder, and VSee shall have provided to Parent and iDoc copies of all such necessary or appropriate actions, including without limitation, the contingent option award letter agreements executed by and between the individuals listed on Schedule 2.5 and VSee. VSee represents and warrants that Schedule 2.5 hereto contains a true, correct and complete list of all individuals who were granted or promised VSee Options and any other awards outstanding under the VSee Equity Plan, along with the date of execution of the corresponding contingent option award letter agreement. Prior to the Closing, VSee shall take, or cause to be taken, all necessary or appropriate actions under the VSee Equity Plan and the VSee Stockholders’ Agreements (and the underlying grant, award or similar agreements), to terminate the VSee Equity Plan and the VSee Stockholders’ Agreements or otherwise to give effect to the provisions of this Section 2.5, and VSee shall provide to Parent and iDoc copies of all such necessary or appropriate actions and a meaningful opportunity to provide comments, which comments will be adopted in good faith.

Section 2.6           Deliverables.

(a)               As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, Parent shall appoint Continental (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging Certificates, if any, representing the Company Parties Stock and the Company Parties Stock held in book-entry form on the stock transfer books of the Company Parties immediately prior to the Effective Time, in either case, for the Parent Common Stock issuable in respect of such Company Parties Stock pursuant to Section 2.1(b)(ii) and Section 2.1(c) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then Parent and the Company Parties shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), Parent shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent and each of Parent and the Company Parties shall mutually agree to any changes to the Letter of Transmittal in order to satisfy any requirements of such exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

(b)               At least three (3) Business Days prior to the Closing Date, each of VSee and iDoc shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Parties Stockholders a Letter of Transmittal.

(c)               At the Closing, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Parties Stockholders and for exchange in accordance with this Section 2.6 through the Exchange Agent, evidence of Parent Common Stock in book-entry form representing the a number of shares (the “Closing Shares”) equal to (i) the Parent Common Stock issuable pursuant to Section 2.1(b)(ii) and Section 2.1(c) in exchange for the Company Parties Stock outstanding immediately prior to the Effective Time minus (ii) the Indemnity Escrow Shares. All shares in book-entry form representing the Closing Shares deposited with the Exchange Agent, and any Indemnity Escrow Shares that become issuable to the VSee Stockholders and the iDoc Stockholders shall be referred to in this Agreement as the “Exchange Fund”.

(d)               Each Company Parties Stockholder whose Company Parties Stock has been converted into the right to receive Parent Common Stock pursuant Section 2.1(b)(ii) and Section 2.1(c) shall be entitled to receive the Parent Common Stock to which he, she or it is entitled on the date provided in Section 2.6(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) in the case of Company Parties Stock held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e)               If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), if any, is delivered to the Exchange Agent in accordance with Section 2.6(d) (i) at least one Business Day prior to the Closing Date, then Parent and the Company Parties shall take all necessary actions to cause the applicable Parent Common Stock to be issued to the applicable Company Parties Stockholder in book-entry form on the Closing Date, or (ii) less than one Business Day prior to the Closing Date, then Parent and each Company Party (or the applicable Surviving Company) shall take all necessary actions to cause the applicable Parent Common Stock to be issued to the Company Parties Stockholder in book-entry form within two (2) Business Days after such delivery.

(f)                If any Parent Common Stock is to be issued to a Person other than the Company Parties Stockholder in whose name the surrendered Certificate or the transferred Company Parties Stock in book-entry form is registered, it shall be a condition to the issuance of the applicable Parent Common Stock that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Parties Stock in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Parties Stock in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(g)               No interest will be paid or accrued on the Parent Common Stock. From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.6, each share of Company Parties Stock (other than, for the avoidance of doubt, the Company Parties Stock cancelled and extinguished pursuant to Section 2.1(b)(ii) and Section 2.1(c)) shall solely represent the right to receive the Parent Common Stock to which such share of Company Parties Stock is entitled to receive pursuant to Section 2.1(b)(ii) and Section 2.1(c).

(h)               At the Effective Time, the stock transfer books of each Company Party shall be closed and there shall be no transfers of shares of Company Parties Stock that were outstanding immediately prior to the Effective Time.

(i)                 Any portion of the Exchange Fund that remains unclaimed by the Company Parties Stockholders twelve (12) months following the Closing Date shall be delivered to Parent or as otherwise instructed by Parent, and any Company Parties Stockholder who has not exchanged his, her or its Company Parties Stock for the applicable Parent Common Stock in accordance with this Section 2.6 prior to that time shall thereafter look only to Parent for the issuance of the applicable Parent Common Stock, without any interest thereon. None of Parent, the Surviving Companies or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any Parent Common Stock remaining unclaimed by the Company Parties Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(j)                 At the Closing, subject to the provisions of this Section 2.6(j), Parent shall deposit, or cause to be deposited with Continental (the “Escrow Agent”) (i) shares of Parent Common Stock in an amount equal to 2% of the aggregate amount of Parent Common Stock otherwise issuable to VSee Stockholders as VSee Per Share Stock Consideration (the “VSee Indemnity Escrow Shares”) and (ii) shares of Parent Common Stock in an amount equal to 2% of the aggregate amount of Parent Common Stock otherwise issuable to iDoc Stockholders as iDoc Per Share Stock Consideration (the “iDoc Indemnity Escrow Shares” and together with the VSee Indemnity Escrow Shares, the “Indemnity Escrow Shares”), in each case, in accordance with the terms and conditions of this Agreement and Escrow Agreements in a form mutually agreed by the Parties (the “Escrow Agreements”). Each of the VSee Indemnity Escrow Shares and the iDoc Indemnity Escrow Shares shall be held in separate escrow accounts in accordance with the terms of this Agreement and the Escrow Agreements to satisfy the obligations of VSee and iDoc, as applicable, if any, under Article 8 (each, the “VSee Indemnity Escrow Account” and “iDoc Indemnity Escrow Account” and collectively, the “Indemnity Escrow Accounts”), and shall be released in accordance with Article 8 and the terms of the Escrow Agreements. The Indemnity Escrow Accounts shall each be held as a trust fund and shall not be subject to any Lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes of, and in accordance with, the terms of this Agreement and the Escrow Agreements.

Section 2.7           Withholding. Parent, the Group Companies, the Escrow Agent, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate (i) in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding) and (ii) with any applicable recipient of any consideration payable pursuant to this Agreement in obtaining a refund and remittance to such recipient of any amounts withheld and paid over to any applicable Taxing Authority pursuant to this Section 2.7.

Section 2.8           Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Parties Common Stock outstanding immediately prior to the Effective Time and owned by a holder who is entitled to demand and has properly demanded appraisal of such shares in accordance with, and who complies in all respects with, (i) with respect to VSee, Section 262 of the DGCL (the “VSee Dissenting Shares”), and (ii) with respect to iDoc, Section 21.460 of the TBOC, (the “iDoc Dissenting Shares” and together with the VSee Dissenting Shares, the “Dissenting Shares”) shall not be converted into the right to receive Parent Common Stock, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL or Subchapter H, Chapter 10 of the TBOC, as applicable. At the Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL or the TBOC, as applicable. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under Section 262 of the DGCL, Subchapter H, Chapter 10 of the TBOC, or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into the right to receive Parent Common Stock upon the terms and conditions set forth in this Agreement applicable to holders that have not properly demanded appraisal rights. A Company Party shall give Parent prompt notice (and in any event within three (3) Business Days) of any demands received by such Company Party for appraisal of shares of Company Parties Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL or the TBOC, as applicable, and received by such Company Party relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and, following the Effective Time, direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, a Company Party shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, Subchapter H, Chapter 10 of the TBOC, or agree or commit to do any of the foregoing.

Article 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP
COMPANIES

Subject to Section 9.7, except as set forth in the Company Parties Disclosure Schedules, each of VSee and iDoc severally (and not jointly) hereby represents and warrants, solely in respect of itself and, where applicable, its Subsidiaries, to the Parent Parties, as of the date hereof, as follows:

Section 3.1           Organization and Qualification.

(a)               Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Parties Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

(b)               True and complete copies of the Governing Documents of each Company Party and the Company Parties Stockholders Agreements have been made available to Parent, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of each Company Party and the Company Parties Stockholders Agreements are in full force and effect, and no Company Party is in breach or violation of any provision set forth in its Governing Documents or in breach of any of the Company Parties Stockholders Agreements.

(c)               Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except as would not cause a Company Material Adverse Effect.

Section 3.2           Capitalization of the Group Companies.

(a)               Section 3.2(a) of the Company Parties Disclosure Schedules sets forth, with respect to VSee, a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities issued and outstanding, together with the date of such issuance, (ii) the identity of the Persons that are the record and beneficial owners thereof and (iii) with respect to each VSee Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, and (D) any applicable vesting schedule (including acceleration provisions).

(b)               Section 3.2(b) of the Company Parties Disclosure Schedules sets forth, with respect to iDoc, a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities issued and outstanding, together with the date of such issuance, (ii) the identity of the Persons that are the record and beneficial owners thereof and (iii) with respect to each VSee Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, and (D) any applicable vesting schedule (including acceleration provisions).

(c)               All of the Equity Securities of each Company Party have been duly authorized and validly issued. All of the outstanding Company Parties Stock is fully paid and non-assessable. The Equity Securities of each Company Party (1) were not issued in violation of the Governing Documents of such Company Party or the Company Parties Stockholders Agreements or any other Contract to which the Company Party is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws. Except for the VSee Options set forth on Section 3.2(a) or Section 3.2(b) of the Company Parties Disclosure Schedules, there are no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require a Company Party to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of such Company Party. Each VSee Option has been granted in compliance with or exempt from Section 409A of the Code, and each VSee Option that is an incentive stock option within the meaning of Section 422 of the Code complies with Sections 422 of the Code; in connection therewith, the exercise price of each VSee Option is no less than the fair market value of the applicable Company Party Common Stock at the date of grant.

(d)               The Equity Securities of each Company Party are free and clear of all Liens (other than Permitted Liens). Except for the Company Parties Stockholders Agreements, there are no voting trusts, proxies or other Contracts to which a Company Party is a party with respect to the voting or transfer of the Company Party’s Equity Securities.

(e)               Section 3.2(e) of the Company Parties Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of each Company Party issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. There are no outstanding (A) equity appreciation, phantom equity, or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of a Company Party to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company Party. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of each Company Party.

(f)                None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(g)               Section 3.2(g) of the Company Parties Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(h)               Section 3.2(h) of the Company Parties Disclosure Schedules sets forth a list of all Transaction Payments of the Group Companies.

Section 3.3           Authority. Subject to the receipt of both Company Party Stockholder Written Consents, each Company Party has requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of both Company Party Stockholder Written Consents, the execution and delivery of this Agreement, the Ancillary Documents to which each Company Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of a Company Party. This Agreement and each Ancillary Document to which each Company Party is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by each Company Party and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of such Company Party (assuming that this Agreement and the Ancillary Documents to which the Company Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company Parties in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.4           Financial Statements; Undisclosed Liabilities.

(a)               (i) The audited consolidated balance sheets of the Group Companies as of December 31, 2020 and December 31, 2021, and the related audited consolidated statements of operations and comprehensive income, convertible preferred stock and stockholders’ equity and cash flows of the Group Companies for each of the periods then ended and (ii) the unaudited consolidated balance sheets of the Group Companies as of December 31, 2021, and the related unaudited consolidated statements of operations, comprehensive income, convertible preferred stock and stockholders’ equity and cash flows of the Group Companies for the twelve-month periods then ended (collectively, the “Closing Company Parties Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.17, (i) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (ii) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Company Party and its Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (iii) will comply with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b)               Except (i) as set forth or disclosed in the Closing Company Parties Financial Statements, (ii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iii) for Liabilities incurred in the ordinary course of business since the unaudited consolidated balance sheets of the Group Companies as of December 31, 2021 (the “Latest Balance Sheet Date”) or (iv) as otherwise set forth on Section 3.4(b) of the Company Parties Disclosure Schedule, no Company Party and its Subsidiaries has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

(c)               Each Company Party and its Subsidiaries have established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Company Party’s and its Subsidiaries’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d)               Except as set forth in Section 3.4(d) of the Company Parties Disclosure Schedule, since December 31, 2018, no Company Party or its Subsidiaries has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of a Group Company to each Company Party’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of a Group Company to each Company Party’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of a Group Company who have a role in the internal controls over financial reporting of a Group Company.

Section 3.5           Consents and Requisite Governmental Approvals; No Violations.

(a)               Except as set forth on Section 3.5(a) of the Company Parties Disclosure Schedules, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a Company Party with respect to the Company Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company Party is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Sections 13(a), 15(d) or 16 of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, or (ii) filing of the Certificates of Merger.

(b)               Except as set forth on Section 3.5(b) of the Company Parties Disclosure Schedules, neither the execution, delivery or performance by a Company Party of this Agreement nor the Ancillary Documents to which the Company Party is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company Party’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Permits, (iii) violate, or constitute a breach under, any Order or Law to which any Group Company or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to be material or prevent, materially delay or materially impair the ability of a Company Party to consummate the Transactions.

Section 3.6           Permits. Each of the Group Companies has all material Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted. Each Permit of the Group Companies is in full force and effect in accordance with its terms and no written notice of revocation, cancellation or termination of any Permit has been received by the Group Companies.

Section 3.7           Material Contracts.

(a)               Section 3.7(a) of the Company Parties Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Parties Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Parties Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i)            any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any assets or properties of any Group Company;

(ii)           any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person;

(iii)          any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company;

(iv)          any (A) joint venture, profit-sharing, partnership, collaboration, co- promotion, commercialization or research or development Contract, and (B) any Contract with respect to Company Party Licensed Intellectual Property (other than any Contract of the type described in clauses (A) through (C) of Section 3.13(c));

(v)           any Contract that (A) limits or purports to limit the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of Parent or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products or services, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit Parent or any of its Affiliates after the Closing;

(vi)          any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of $100,000;

(vii)          any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company Parties or a Subsidiary thereof) or pursuant to which any Person (other than any Company Party or a Subsidiary) has guaranteed the Liabilities of a Group Company;

(viii)        any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(ix)           any Contract required to be disclosed on Section 3.19 of the Company Parties Disclosure Schedules;

(x)            any Contract with any Person (A) pursuant to which any Group Company (or Parent or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product, service of any Group Company or any Intellectual Property Rights;

(xi)           any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xii)          any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (or Parent or any of its Affiliates after the Closing); and

(xiii)         any Contract with potential or actual referral sources to which a Group Company is a party;

(xiv)         any Contracts providing for remuneration to a physician (or such physician’s immediate family member, each as defined by the Stark Law) who refers designated health services (as defined by the Stark Law) to any of the Group Companies;

(xv)          any Contract between a Group Company and a third-party payor, including health insurers and employer health plans;

(xvi)        any employment or consulting Contract with any officer, director, employee, individual independent contractor or other service provider providing for an annual compensation in excess of $100,000;

(xvii)       any Contract providing for a cash bonus, equity award, or other compensation payable or accruing to any officer, director, employee, individual independent contractor or other service provider of a Group Company in the event of a change-of-control of any Group Company or the termination of employment of any officer, director, employee, individual independent contractor or other service provider of a Group Company;

(xviii)      any collective bargaining agreement or other Contract with any labor union; and

(xix)         any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $100,000 or (B) aggregate payments to or from any Group Company in excess of $1,000,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice.

(b)               (i) Each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the applicable Company Party, the counterparty thereto, and is in full force and effect and (ii) the applicable Group Company and, to the knowledge of the applicable Company Party, the counterparties thereto are not in breach of, or default under, any Material Contract.

Section 3.8           Absence of Changes. During the period beginning on the Latest Balance Sheet Date and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) each Company Party has conducted its business in the ordinary course and (ii) no Group Company has taken any action that would require the consent of Parent if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 3.9           Litigation. As of the date of this Agreement, there is (and since December 31, 2018 there has been) no Proceeding pending or, to the knowledge of the applicable Company Party, threatened against any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a Group Company pending against any other Person.

Section 3.10       Compliance with Applicable Law. Except with respect to compliance with Laws concerning Taxes (as to which certain representations and warranties are made pursuant to Section 3.16), each Group Company (a) conducts (and since December 31, 2018 has conducted) its business in accordance with all Laws and Orders applicable to such Group Company in all material respects and is not in violation of any such Law or Order and (b) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any such Law or Order.

Section 3.11       Employee Plans.

(a)               Section 3.11(a) of the Company Parties Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction). With respect to each material Employee Benefit Plan, each Group Company has provided Parent with true and complete copies (to the extent applicable) of (i) the documents pursuant to which the plan is maintained, funded and administered, including all plan and trust documents, summary plan descriptions, summaries of material modifications, insurance contracts, investment agreements and service provider agreements, and any amendments thereto; (ii) the most recent annual report (Form 5500 series) filed with the Department of Labor (with applicable attachments); (iii) all nondiscrimination test results for the three (3) most recent plan years; (iv) the most recent determination letter or applicable opinion letter, if any, received from the IRS; (v) any material correspondence to or from the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority for the prior three (3) years; and (vi) any other documents reasonably requested by Parent.

(b)               Each material Employee Benefit Plan has been established, funded, operated and administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code. No Employee Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. No Employee Benefit Plan is, and neither any Group Company nor any ERISA Affiliate has maintained, contributed to, had any obligation to contribute to, or otherwise has or may have any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Sections 412 or 430 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Group Company has any Liabilities to provide any retiree or post-termination health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law and for which the recipient pays the full cost of coverage, or as provided in the ordinary course as part of severance.

(c)               Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination or opinion or advisory letter from the IRS, or with respect to a pre-approved prototype or volume submitter plan, can rely on an opinion or an advisory letter from the IRS to the prototype or volume submitter plan sponsor. None of the Group Companies has incurred (whether or not assessed) any penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.

(d)               As of the date of this Agreement, there are no pending or, to the applicable Company Party’s knowledge, threatened claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). No Employee Benefit Plan is, or has been, the subject of an inquiry, examination, or audit by a Governmental Entity or has engaged in self-correction or a similar program in the last three (3) years. There have been no non-exempt “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty under ERISA with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that are due have been timely made.

(e)               The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies.

(f)                No amount to be received (whether in cash or property or the vesting of property) by any Person who is a “disqualified individual” (as defined in Section 280G of the Code) of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement will, separately or in the aggregate, be nondeductible under Section 280G of the Code or subject to an excise tax under Section 4999 of the Code.

(g)               Each Employee Benefit Plan that is a nonqualified deferred compensation plan (within the meaning of Section 409A(d)(1) of the Code) has been maintained in material compliance with Section 409A of the Code and all applicable Internal Revenue Service and United States Treasury Department guidance issued thereunder in both operation and documentation.

(h)               The Group Companies have no obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 or 409A of the Code.

(i)                 Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity. No Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any unfunded or underfunded Liabilities. All contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored by a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

Section 3.12       Environmental Matters.

(a)               Since December 31, 2018, none of the Group Companies have received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any Environmental Laws.

(b)              There is (and since December 31, 2018 there has been) no Proceeding pending or, to the knowledge of the applicable Company Party, threatened in writing against any Group Company pursuant to Environmental Laws.

(c)               Since December 31, 2018, to the knowledge of the applicable Company Party, there has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances.

(d)               Each Group Company has made available to Parent copies of all material environmental, health and safety reports and documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.

Section 3.13       Intellectual Property.

(a)               Section 3.13(a) of the Company Parties Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Party Registered Intellectual Property, (ii) Company Party-owned Software other than Off-the-Shelf Software, (iii) Company Party Licensed Intellectual Property other than Off-the-Shelf Software and (iv) unregistered Marks and Copyrights owned by any Group Company, in each case, as of the date of this Agreement. Section 3.13(a) of the Company Parties Disclosure Schedules lists, for each item of Company Party Registered Intellectual Property as of the date of this Agreement (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.

(b)               As of the date of this Agreement, all necessary fees and filings with respect to any Company Party Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such material Company Party Registered Intellectual Property and the Company Party’s rights therein in full force and effect. As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed, except where such Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. As of the date of this Agreement there are no Proceedings pending, including litigations, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Party Registered Intellectual Property and, to the knowledge of the applicable Company Party, no such Proceedings are threatened by any Governmental Entity or any other Person.

(c)               A Group Company exclusively owns all right, title and interest in and to all Company Parties Owned Intellectual Property free and clear of all Liens or obligations to others (other than Permitted Liens). For all Patents owned by the Group Companies, each inventor on the Patent has assigned their rights to a Group Company. No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Parties Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any material Company Product or service on anything other than a non-exclusive basis. Section 3.13(c) of the Company Parties Disclosure Schedules sets forth a list of all current Contracts as of the date of this Agreement to which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not exercisable) or interest in, any Company Parties Owned Intellectual Property, other than (A) licenses to Off-the-Shelf Software, (B) licenses to Public Software and (C) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of any Group Company pursuant to Contracts with employees, individual consultants or individual contractors, in each case, that do not materially differ from the Group Companies’ form therefor that has been made available to Parent. The applicable Group Company has valid rights under all Contracts for Company Party Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Party Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company.

(d)               The Company Parties Owned Intellectual Property and the Company Party Licensed Intellectual Property constitutes (i) all of the Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, and (ii) all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted. To the knowledge of the applicable Company Party, the Company Party Registered Intellectual Property and the Company Party Licensed Intellectual Property is valid, subsisting and enforceable (to the extent applicable), and all of the Group Companies’ rights in and to the Company Party Registered Intellectual Property, the Company Parties Owned Intellectual Property and the Company Party Licensed Intellectual Property, are valid and enforceable (to the extent applicable).

(e)               Each Group Company’s employees, consultants, advisors, and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Company Parties Owned Intellectual Property (each such person, a “Creator”) have agreed to maintain and protect the trade secrets and confidential information of all Group Companies. Each Group Company’s Creators of any material Company Parties Owned Intellectual Property have assigned or have agreed to a present assignment to such Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such Creator in the course of such Creator’s employment or other engagement with such Group Company.

(f)                Each Group Company has taken commercially reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned by such Group Company. Without limiting the foregoing, no Group Company has disclosed any trade secrets, know-how or confidential information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the knowledge of the applicable Company Party, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information of or in the possession each Group Company, or of any written obligations with respect to such.

(g)               None of the Company Parties Owned Intellectual Property and, to the knowledge of the applicable Company Party, none of the Company Party Licensed Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Group Companies or affects the validity, use or enforceability of any such Company Parties Owned Intellectual Property.

(h)               Neither the conduct of the business of the Group Companies nor any of the Company Products or services offered, marketed, licensed, provided, sold, distributed or otherwise exploited by the Group Companies nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, display, translation, maintenance or other exploitation of any Company Product or service infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person.

(i)                 Since December 31, 2018, there is no material Proceeding pending nor has any Group Company received any written communication (i) that alleges that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) that challenges the validity, enforceability, use or exclusive ownership of any Company Parties Owned Intellectual Property or (iii) that invites any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies.

(j)                 To the knowledge of the applicable Company Party, no Person is infringing, misappropriating, misusing, diluting or violating any Company Parties Owned Intellectual Property. Since December 31, 2018, no Group Company has made any claim against any Person alleging any infringement, misappropriation or other violation of any Company Parties Owned Intellectual Property.

(k)               Each Group Company has obtained, possesses and is in material compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to confidentiality obligations, any of the source code that is Company Parties Owned Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the knowledge of the applicable Company Party, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the delivery, license or disclosure of any source code that is owned by a Group Company or otherwise constitutes Company Parties Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto.

(l)                 Except as set forth in Section 3.13(l) of the Company Parties Disclosure Schedules, no Group Company has accessed, used, modified, linked to, created derivative works from or incorporated into any proprietary Software that constitutes a product or service offered by a Group Company or is otherwise considered Company Parties Owned Intellectual Property and that is distributed outside of the Group Companies, or is otherwise used in a manner that may trigger or subject such Group Company to any obligations set forth in the license for such Public Software, any Public Software, in whole or in part, in each case in a manner that (i) requires any Company Parties Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Parties Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Parties Owned Intellectual Property or (iv) otherwise imposes any limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Parties Owned Intellectual Property, other than compliance with notice and attribution requirements.

Section 3.14       Labor Matters.

(a)               Since December 31, 2018, (i) no Company Party or its Subsidiaries (A) has or has had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) to the knowledge of the applicable Group Company, the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company.

(b)               Since December 31, 2018, there has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor will any material Liability be incurred under WARN as a result of the transactions contemplated by this Agreement.

(c)               No Group Company is a party to or bound by any collective bargaining agreements or other agreements with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, or other employee collective group nor to the knowledge of the applicable Company Party is there any duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. Since December 31, 2018, there has been no actual or, to the knowledge of the applicable Company Party, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company. To the knowledge of the applicable Company Party, since December 31, 2018, there have been no labor organizing activities with respect to any employees of any Group Company.

(d)               No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Group Companies having a Material Adverse Effect has occurred within the past twelve (12) months or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19. The Group Companies have not otherwise experienced any material employment-related liability with respect to or arising out of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19.

Section 3.15       Insurance. Section 3.15 of the Company Parties Disclosure Schedules sets forth a list of all policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to Parent. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof.

Section 3.16       Tax Matters.

(a)               Each Group Company has prepared and filed all Tax Returns required to have been filed by it, all such Tax Returns are true, correct and complete in all material respects, and each Group Company has paid all Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b)               Each Group Company has timely withheld and paid to the appropriate Tax Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c)               No Group Company is currently the subject of a Proceeding with respect to Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Proceeding that has not been resolved or completed in each case with respect to Taxes.

(d)               No Group Company has consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to Taxes.

(e)               No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f)                No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)               No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period ending after the Closing Date by reason of (i) a change in method of accounting for any period (or portion thereof) ending on or before the Closing Date, (ii) a use of an improper method of accounting for any period (or portion thereof) ending on or before the Closing Date, (iii) an installment sale or open transaction disposition made on or prior to the Closing Date, (iv) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date, or (v) any intercompany item under Treasury Regulations Section 1.1502-13 (or any corresponding or similar provision of state, local or non-U.S. Law) or excess loss account under Treasury Regulations Section 1.1502-19 (or any corresponding or similar provision of state, local or non-U.S. Law) entered into or created on or prior to the Closing Date.

(h)               There are no Liens for Taxes on any assets of the Group Companies other than Permitted Liens.

(i)                 During the two (2) year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(j)                 No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(k)               No Group Company has received any written notice from any Taxing Authority that it was required to file any Tax Return that was not filed, or that it was otherwise subject to taxation by that jurisdiction.

(l)                 No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(m)             Each Group Company is tax resident only in its country of formation.

(n)               No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(o)               No Group Company has (i) deferred any amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act and (ii) deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order.

(p)               No Group Company has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment. No facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date of any Parent Party or any of their respective Affiliates not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

Section 3.17       Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Parties Disclosure Schedules (which fees shall be the sole responsibility of the applicable Company Party), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the applicable Company Party or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.18       Real and Personal Property.

(a)               Owned Real Property. No Group Company owns any real property.

(b)               Leased Real Property. Section 3.18(b) of the Company Parties Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to Parent. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the knowledge of the applicable Company Party, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no breach or default by any Group Company or, to the knowledge of the applicable Company Party, any third party under any Real Property Lease, and, to the knowledge of the applicable Company Party, no event has occurred which (with or without notice or lapse of time or both) would constitute a breach or default or would permit termination of, or a modification or acceleration thereof by any party to such Real Property Leases.

(c)               Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

Section 3.19       Transactions with Affiliates. Section 3.19 of the Company Parties Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, or (ii) Contracts with respect to a Company Parties Stockholder’s or a holder of VSee Options’ status as a holder of Equity Securities of a Company Party. No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, or (B) owes any material amount to, or is owed any material amount by, any Group Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 are referred to herein as “Company Related Party Transactions”.

Section 3.20       Data Privacy and Security; PCI Compliance and Crypto Currency.

(a)               Each Group Company has implemented past or current written policies and/or notices, both internal and external, relating to the Processing of Personal Data as and to the extent required by applicable Privacy Laws (“Privacy and Data Security Policies”), including, but not limited to, (i) conspicuously posted privacy policies or notices at or before the point of collection of any Personal Data by a Group Company, and (ii) written information security policies or similar policies, procedures, or standards applicable to protecting the confidentiality, security, integrity, and availability of Personal Data.

(b)               No Company Party or its Subsidiaries has received notice of any pending Proceedings, nor has there been any Proceedings against any Group Company initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; or (iii) any other Governmental Entity, in each case, alleging that any Processing of Personal Data by or on behalf of a Group Company (A) is in violation of any applicable Privacy Laws or (B) is in violation of any Privacy and Data Security Policies.

(c)               Since December 31, 2018, (i) there has been no unauthorized, accidental, or unlawful access to, use of, or disclosure of Personal Data in the possession or control of any Group Company, or that is otherwise Processed by any Group Company, and (ii) there have been no unauthorized intrusions or breaches of security into any Company IT systems, except, in the case of clauses (i) and (ii), as would not have a Company Material Adverse Effect and would not require a Company Party to report the event to a Person or Governmental Entity pursuant to Privacy Laws, any Privacy and Data Security Policies, or any contract obligations of Company Party.

(d)               Each Group Company owns or has a license to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted. Each Group Company has taken commercially reasonable steps to protect (1) the operation, confidentiality, integrity and security of the Company IT Systems and (2) Personal Data in the Group Company’s possession or control, or otherwise Processed by the Group Company, from unauthorized, accidental, or unlawful use, access, disclosure and modification.

(e)               Each Group Company’s and its Subsidiaries’ practices, policies and procedures with regard to payment instrument information, validated payment applications and non-bank money transmitters are in full compliance with all rules, regulations, standards and guidelines adopted or required (i) by all payment card brands, validated payment application service providers and non-bank money transmitters that are accepted as a form of payment by, or whose instrument information is otherwise handled by or application used by, such Group Company or its Subsidiaries, and (ii) by the Payment Card Industry Security Standards Council, in either case relating to privacy, data security or the safeguarding, disclosure or handling of payment instrument information, including but not limited to (1) the Payment Card Industry Data Security Standards, (2) the Payment Card Industry’s Payment Application Data Security Standard, (3) the Payment Card Industry’s PIN Transaction Security requirements, (4) Visa’s Cardholder Information Security Program and Payment Application Best Practices, (5) American Express’s Data Security Operating Policy, (6) MasterCard’s Site Data Protection Program and POS Terminal Security program, and (7) the analogous security programs implemented by other card brands, non-bank money transmitters and validated payment application service providers, in each case referenced in this sentence as they may be amended from time to time (collectively referred to herein as the “PCI Requirements”). Such Group Company and its Subsidiaries have written agreements with each third party service provider or partner having access to Personal Information requiring compliance with PCI Requirements to the extent applicable.

(f)                No Group Company nor any of its Subsidiaries accepts or has in the past accepted bitcoin, dogecoin, ethereum, or other so-called “digital currencies” that rely on blockchain or other distributed ledger technologies (“Crypto Currency”), as payment for any goods or services, nor does such Group Company or any of its Subsidiaries maintain Crypto Currency accounts.

(g)               Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions contemplated by this Agreement, will violate (i) the Privacy and Data Security Policies of each Group Company as they currently exist or as they existed at any time during which any of the Personal Data was in the possession or control of such Group Company, (ii) any contractual obligations of each Group Company governing such Personal Data, or (iii) any Privacy Law.

(h)               Each Group Company has obtained written agreements from all Persons that Process Personal Data on its behalf (“Personal Data Processor”) that (i) bind the Personal Data Processor to all requirements with respect to such Personal Data Processor’s handling of Personal Data that are consistent with or necessary for such Group Company’s obligations under Privacy Law and such Group Company’s Privacy and Data Security Policies with respect to such Personal Data; (ii) include all terms, restrictions, and conditions required by applicable Law; and (iii) require the Personal Data Processor to implement reasonable and necessary means for protecting such Personal Data, as required by Privacy Law.

Section 3.21       Compliance with International Trade & Anti-Corruption Laws.

(a)               Neither the Group Companies nor, to the knowledge of the applicable Company Party, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since the incorporation of each Company Party, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) - (iii) or any country or territory which is or has, since the incorporation of each Company Party, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

(b)               Neither the Group Companies nor, to the knowledge of the applicable Company Party, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 3.22       Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Parent Stockholders or at the time of the Parent Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, no representation or warranty is made by any of the Group Companies with respect to any projections or forecasts included in the information supplied by or on behalf of the Group Companies.

Section 3.23       Regulatory Compliance.

(a)               The Group Companies are, and since December 31, 2018 have been, operating in material compliance with all applicable Healthcare Laws, and in compliance with Healthcare Fraud Laws. Since December 31, 2018, none of the Group Companies has received any written notice, including any whistleblower complaint or qui tam suit, from any Governmental Entity or any other Person regarding any violation of any applicable Healthcare Fraud Laws.

(b)               All current officers, directors, managers, employees, independent contractors, agents, and other personnel of the Group Companies have possessed and currently possess, to the knowledge of the Group Companies, all required Permits (including, if applicable, certificate of need or similar approvals or documentation of application exemptions from such requirements), provider numbers, consents, and orders issued thereby, and have made all required declarations and filings with the appropriate federal, state, local, or foreign regulatory agencies or certain private bodies necessary to conduct its business as are required under such Healthcare Laws and to receive reimbursement under any Health Care Payor Program.

(c)               To the knowledge of the Group Companies, since December 31, 2018, none of the Group Companies or any current stockholder, officer, director, manager, employee, contractor, or other agent of the Group Companies, has been, or is, excluded, suspended, or debarred from participation in any Health Care Payor Program, and none is the subject of any investigation or proceeding pursuant to which such exclusion, suspension, or debarment is or may be a possible sanction.

(d)               To the knowledge of the Group Companies, neither the Group Companies nor any current officer, director, manager, employee, independent contractor, agent, or other personnel of the Group Companies has been or is involved, directly or indirectly, in any illegal activities with respect to any of its or their referral sources, including the illegal payment of gratuities, gifts, or otherwise to such referral sources. Further, to the knowledge of the Group Companies, neither the Group Companies nor any current officer, director, manager, employee, independent contractor, agent, or other personnel of the Group Companies engaged in any illegal fee splitting arrangements while performing on behalf of the Group Companies.

(e)               There are no Proceedings pending or threatened in writing by or on behalf of any other Governmental Entity that has jurisdiction over the operations of any Group Company.

(f)                To the knowledge of the Group Companies, none of the Group Companies nor any current officer, director, manager, employee, independent contractor, agent, or other personnel of the Group Companies have made any materially false statement on, or material omission from, any notifications, applications, approvals, reports and other submission to any Governmental Entity or in any material Proceeding.

(g)               To the knowledge of the Group Companies, none of the Group Companies nor any current or former officer, director, manager, employee, independent contractor, agent, or other personnel of the Group Companies have been (i) a party to any corporate integrity agreement, deferred prosecution agreement, non-prosecution agreement, or similar agreement or settlement with any Governmental Entity with respect to any actual or alleged violation of any Healthcare Law, or (ii) party to a voluntary self-disclosure as may be required or permitted under any Healthcare Law.

(h)               Each of the Group Companies, and their directors, managers, officers, employees, and any Provider that is employed by or is an independent contractor to any of the Group Companies, owns, holds, or possesses all Permits that are required to provide, and be reimbursed for, health care services (“Healthcare Permits”) and no written notice of revocation, cancellation or termination of Healthcare Permit has been received by the Group Companies. Section 3.23(h) of the Company Parties Disclosure Schedules sets forth a true and complete list of each Healthcare Permits held by the Group Companies as of the date hereof, and the Group Companies have provided Parent with true and complete copies of all Permits, including the most recent renewals and all amendments thereof.

(i)                 The Group Companies routinely collect copayments, deductibles, and balance billing payments due from patients, if any, and do not routinely waive the payment of such amounts if due.

(j)                 The Group Companies maintains business associate agreement as required for each relationship pursuant to which a Group Company is a business associate or a covered entity, as such terms are defined in 45 C.F.R. § 160.103, as amended. The Group Companies are in material compliance with applicable privacy, security, transaction standards, breach notification, and other provisions and requirements of HIPAA and any comparable state laws. No Group Company is in material breach of any business associate agreement. No Group Company is under investigation by any Governmental Entity for any alleged violation of or noncompliance with HIPAA or comparable state law, nor has any Group Company received any written or oral communication from any Governmental Entity, including the United States Department of Health and Human Services Office of Civil Rights, relating to any alleged violation or noncompliance with HIPAA. No violation of HIPAA has been alleged or threatened against any Group Company in writing by any Governmental Entity, a patient or any other person. No Breach (as that term is defined in HIPAA) has occurred with respect to any unsecured Protected Health Information (as that term is defined in HIPAA) maintained by or for the Group Companies that is subject to the notification requirements of HIPAA, and no information security or privacy breach event has occurred that would require notification under any comparable state Laws, in each case where the failure to do so would have a Company Material Adverse Effect.

(k)               The Group Companies have adopted and maintain a compliance program that is intended to assist the Group Companies to be in material compliance with all Laws, standards and guidelines relevant to its business, including all Healthcare Laws, and includes each of the following elements: (i) a code of conduct and other applicable policies and procedures; (ii) training on the code of conduct, policies and procedures for all employees; (iii) an auditing and monitoring function; (iv) disciplinary guidelines to enforce compliance standards; (v) an anonymous reporting process for potential violations of Law or the compliance program; (vi) designation of a compliance officer; and (vii) a mechanism for ensuring the effectiveness of the compliance program.

Section 3.24       Warranties; Product Liability.

(a)               Each product or service provided by the Group Companies to a purchaser was provided in material conformity with all applicable contractual commitments and all express warranties by which the Group Companies are bound. To the knowledge of the applicable Company Party, there are no claims or other Proceedings threatened or that have been submitted or asserted, relating to breach of any guarantee, warranty or indemnity relating to any products designed, sold, manufactured, distributed or delivered by, or services provided by, the Group Companies and, to the knowledge of the applicable Company Party, there is no reasonable basis for any present or future claim or other Proceeding that would reasonably be expected to give rise to any such liability. To the knowledge of the applicable Company Party, there is no design defect, nor any failure to warn, with respect to any products now or previously designed, tested, sold, manufactured, distributed or delivered by, or services now or previously provided by, the Group Companies.

(b)               There are no claims or other Proceedings pending, to the knowledge of the applicable Company Party, threatened, or other Proceeding the have been submitted or asserted, alleging that the Group Companies have any Liability (whether in negligence, breach of warranty, strict liability, failure to warn, or otherwise) arising out of or relating to any claimed injury or damage to individuals or property as a result of the claimed ownership, possession or use of any products or services allegedly designed, tested, sold, manufactured, distributed or delivered by the Group Companies.

Section 3.25       Investigation; No Other Representations.

(a)               Each of the Company Parties, on their own behalf and on behalf of their respective Representatives, acknowledges, represents, warrants and agrees that (i) they have conducted their own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Parent Parties and (ii) it has been furnished with or given access to such documents and information about the Parent Parties and their respective businesses and operations as the Company Parties and their respective Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)               In entering into this Agreement and the Ancillary Documents to which they are or will be a party, the Company Parties have relied solely on their own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which they are or will be a party and no other representations or warranties of any Parent Party, any Parent Non-Party Affiliate or any other Person, either express or implied, and the Company Parties, on their own behalf and on behalf of their respective Representatives, acknowledge, represent, warrant and agree that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which they are or will be a party, none of the Parent Parties, any Parent Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.26       Top Suppliers and Top Customers.

(a)               The Company Parties have provided to the Parent Parties a schedule of the top ten suppliers (the “Top Suppliers”) and top ten customers (the “Top Customers”) based on the aggregate value of the Company Parties’ transaction volume with such counterparty during the trailing twelve months for the period ended December 31, 2021.

(b)               None of the Top Suppliers nor any of the Top Customers has, as of the date of this Agreement, notified a Group Company in writing, or to the knowledge of the applicable Company Party, verbally: (i) that it will, or, to the knowledge of the applicable Company Party, has threatened to, terminate, cancel, materially limit or materially alter and adversely modify any of its existing business with the Company Party (other than due to the expiration of an existing contractual arrangement); or (ii) that it is in a dispute with the Company Party or its business.

Section 3.27       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY PARENT PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 3 OR THE ANCILLARY DOCUMENTS, NONE OF THE COMPANY PARTIES, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND EACH COMPANY PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY PARENT PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE APPLICABLE COMPANY PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY PARENT PARTY OR ANY PARENT NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY PARTIES, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY PARENT PARTY OR ANY PARENT NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE PARENT PARTIES

Subject to Section 9.7, except as set forth (a) on the Parent Disclosure Schedules, or (b) in any Parent SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each Parent Party hereby represents and warrants to the Company Parties, as of the date hereof, as follows:

Section 4.1           Organization and Qualification. Each Parent Party is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).

Section 4.2           Authority. Each Parent Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Parent Stockholder Approval and the approvals and consents to be obtained by each Merger Sub pursuant to Section 5.9, the execution and delivery of this Agreement, the Ancillary Documents to which a Parent Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company or other similar action on the part of such Parent Party. This Agreement has been and each Ancillary Document to which a Parent Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such Parent Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such Parent Party (assuming this Agreement has been and the Ancillary Documents to which such Parent Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such Parent Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3           Consents and Requisite Governmental Approvals; No Violations.

(a)               No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a Parent Party with respect to such Parent Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a), 15(d) or 16 of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) such filings with and approvals of Nasdaq to permit the Parent Common Stock to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) filing of the Certificates of Merger, (iv) the approvals and consents to be obtained by each Merger Sub pursuant to Section 5.9, or (v) the Parent Stockholder Approval.

(b)               Subject to the receipt of the Consents, approvals, authorizations and other requirements set forth in Section 4.3(a), neither the execution, delivery or performance by a Parent Party of this Agreement nor the Ancillary Documents to which a Parent Party is or will be a party nor the consummation by a Parent Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of a Parent Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a Parent Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Parent Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a Parent Party, except, in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to be material or prevent, materially delay or materially impair the ability of a Parent Party to consummate the Transactions.

Section 4.4           Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the Parent Disclosure Schedules (which fees shall be the sole responsibility of the Parent), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent for which Parent has any obligation.

Section 4.5           Information Supplied. None of the information supplied or to be supplied by or on behalf of either Parent Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Parent Stockholders or at the time of the Parent Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.6           Capitalization of the Parent Parties.

(a)               Section 4.6(a) of the Parent Disclosure Schedules sets forth, as of the date of this Agreement, the number and class or series (as applicable) of the issued and outstanding Equity Securities of Parent. All outstanding Equity Securities of Parent (except to the extent such concepts are not applicable under the applicable Law of Parent’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Section 4.6(a) of the Parent Disclosure Schedules, such Equity Securities (i) were not issued in violation of the Governing Documents of Parent and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of Parent) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Upon the closing of the PIPE Financing, Parent has committed to issue shares of Parent Common Stock to the PIPE Investors pursuant to conversion of the PIPE Preferred Stock and/or exercise of the PIPE Warrants. Upon the closing of the Bridge Financing, Parent has committed to issue shares of Parent Common Stock to the Bridge Investors pursuant to conversion of the Bridge Notes and/or exercise of the Bridge Warrants and the issuance of the Bridge Commitment Shares. Immediately following the Closing, all of the issued and outstanding Parent Common Stock will (A) be duly authorized, validly issued, fully paid and nonassessable, (B) have been issued in compliance in all material respects with applicable Law and (C) not have been issued in breach or violation of any preemptive rights or Contract to which Parent is a party or bound.

(b)               Except as disclosed in the Parent SEC Reports, as set forth on Section 4.6(b) of the Parent Disclosure Schedules, as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed to by the Company Parties and Parent, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Parent, and, except as disclosed in the Parent SEC Reports, as set forth on Section 4.6(b) of the Parent Disclosure Schedules, as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed in writing by the Company Parties and Parent, there is no obligation of Parent, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Parent.

(c)               The Equity Securities of each Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which such Merger Sub is a party or bound. All of the outstanding Equity Securities of each Merger Sub are owned directly by Parent free and clear of all Liens (other than Permitted Liens). As of the date of this Agreement, Parent has no Subsidiaries other than the Merger Subs and does not own, directly or indirectly, any Equity Securities in any Person other than the Merger Subs.

Section 4.7           SEC Filings. Parent has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Parent SEC Reports”). Each of the Parent SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Parent SEC Reports. As of their respective dates of filing, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Reports.

Section 4.8           Trust Account. As of the date of this Agreement, Parent has an amount in cash in the Trust Account equal to at least $116.7 million. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of November 3, 2021 (the “Trust Agreement”), between Parent and Continental, as trustee (the “Trustee”). The Trust Agreement has not been amended or modified, is valid and in full force and effect and is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect or, to Parent’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Parent Stockholders who shall have elected to redeem their Parent Common Stock pursuant to the Governing Documents of Parent or (iii) if Parent fails to complete a business combination within the allotted time period set forth in the Governing Documents of Parent and liquidates the Trust Account, subject to the terms of the Trust Agreement, Parent (in limited amounts to permit Parent to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Parent) and then the Parent Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Parent and the Trust Agreement. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or Proceedings pending with respect to the Trust Account. Since March 31, 2022, Parent has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Parent Stockholders who have elected to redeem their Parent Common Stock pursuant to the Governing Documents of Parent, each in accordance with the terms of and as set forth in the Trust Agreement, Parent shall have no further obligation under either the Trust Agreement or the Governing Documents of Parent to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.9           Transactions with Affiliates. Section 4.9 of the Parent Disclosure Schedules sets forth all Contracts between (a) Parent, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either Parent or the Sponsor, on the other hand (each Person identified in this clause (b), a “Parent Related Party”), other than Contracts with respect to a Parent Stockholder’s status as a holder of Parent Shares. No Parent Related Party (A) owns any interest in any material asset used in the business of Parent, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of Parent or (C) owes any material amount to, or is owed material any amount by, Parent. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “Parent Related Party Transactions”.

Section 4.10       Litigation. As of the date of this Agreement, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Parent’s knowledge, threatened against or involving any Parent Party. None of the Parent Parties nor any of their respective properties or assets is subject to any Order. As of the date of this Agreement, there are no Proceedings by any Parent Party pending against any other Person.

Section 4.11       Compliance with Applicable Law. Each Parent Party is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, in all material respects.

Section 4.12       Business Activities.

(a)               Since its incorporation, Parent has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in Parent’s Governing Documents, there is no Contract binding upon any Parent Party or to which any Parent Party is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).

(b)               Each Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

(c)               Since its incorporation, no Parent Material Adverse Effect has occurred.

Section 4.13       Internal Controls; Listing; Financial Statements.

(a)               Except as is not required in reliance on exemptions from various reporting requirements by virtue of Parent’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Parent has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP and (ii) Parent has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Parent is made known to Parent’s principal executive officer and principal financial officer by others within Parent.

(b)               Parent has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)               Since its initial public offering, Parent has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of Parent, threatened against Parent by Nasdaq or the SEC with respect to any intention by such entity to deregister Parent Common Stock or prohibit or terminate the listing of Parent Common Stock on Nasdaq. Parent has not taken any action that is designed to terminate the registration of Parent Common Stock under the Exchange Act.

(d)               The Parent SEC Reports contain true and complete copies of the applicable Parent Financial Statements. The Parent Financial Statements (i) fairly present in all material respects the financial position of Parent as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited Parent Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e)               Parent has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Parent’s and its Subsidiaries’ assets. Parent maintains and, for all periods covered by the Parent Financial Statements, has maintained books and records of Parent in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Parent in all material respects.

(f)                Since its incorporation, Parent has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Parent to Parent’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of Parent to Parent’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of Parent who have a significant role in the internal controls over financial reporting of Parent.

Section 4.14       No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the Parent Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (c) that are incurred in connection with or incident or related to a Parent Party’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, in each case, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, or (e) set forth or disclosed in the Parent Financial Statements included in the Parent SEC Reports, none of the Parent Parties has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.15       Tax Matters.

(a)               Parent has prepared and filed all Tax Returns required to have been filed by it, all such Tax Returns are true, correct and complete in all material respects, and Parent has paid all Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b)               Parent has timely withheld and paid to the appropriate Tax Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c)               Parent is not currently the subject of a Proceeding with respect to taxes. Parent has not been informed in writing of the commencement or anticipated commencement of any Proceeding that has not been resolved or completed, in each case with respect to Taxes.

(d)               Parent has not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to Taxes.

(e)               No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Parent Party which agreement or ruling would be effective after the Closing Date.

(f)                None of the Parent Parties is and none of the Parent Parties has been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)               Each Parent Party is tax resident only in its country of organization, incorporation or formation, as applicable.

(h)               Parent has (i) not deferred any amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act and (ii) not deferred any payroll tax obligations pursuant to any Payroll Tax Executive Order.

(i)                 None of the Parent Parties has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment. No facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date by a Group Company or a Company Parties Stockholder or any of their respective Affiliates in each case not contemplated by this Agreement and/or any of the Ancillary Documents, that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

Section 4.16       Investigation; No Other Representations.

(a)               Each Parent Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b)               In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each Parent Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company Parties, any Company Non-Party Affiliate or any other Person, either express or implied, and each Parent Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, none of the Company Parties, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.17       Compliance with International Trade & Anti-Corruption Laws.

(a)               Since Parent’s incorporation, neither Parent nor, to Parent’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) - (iii) or any country or territory which is or has, since Parent’s incorporation, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

(b)               Since Parent’s incorporation, neither Parent nor, to Parent’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 4.18       EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO A COMPANY PARTY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 4 AND THE ANCILLARY DOCUMENTS, NONE OF THE PARENT PARTIES, ANY PARENT NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND EACH PARENT PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY PARENT PARTY THAT HAVE BEEN MADE AVAILABLE TO A COMPANY PARTY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY PARENT PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH PARENT PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION, ANY PARENT SEC REPORTS OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY PARENT PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY PARENT PARTY, ANY PARENT NON- PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY A COMPANY PARTY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 5
COVENANTS

Section 5.1           Conduct of Business of the Company Parties.

(a)               From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each Company Party shall, and each Company Party shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Parties Disclosure Schedules, or as consented to in writing by Parent (it being agreed that Parent’s consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course and (ii) use commercially reasonable best efforts to maintain and preserve intact the business organization, assets, properties and material business relations of the Group Companies, taken as a whole.

(b)               Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each Company Party shall, and each Company Party shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Parties Disclosure Schedules or as consented to in writing by Parent, not do any of the following:

(i)             declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of a Company Party’s Subsidiaries to such Company Party or any Subsidiary that is, directly or indirectly, wholly owned by the Company Party;

(ii)            (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii)           adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents or the Company Parties Stockholders Agreements;

(iv)          transfer, issue, sell, grant, pledge or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) other than as allowed in Section 5.1(b)(viii), any options, stock appreciation rights, restricted stock units, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than the issuance of shares of the applicable class of capital stock of a Company Party upon the exercise, vesting or conversion, as applicable, of any VSee Options outstanding on the date of this Agreement in accordance with the terms of the applicable Company Parties Equity Plan and the underlying grant, award or similar agreement;

(v)           sell, exclusively license, abandon, permit to lapse, assign, or transfer any material Company Parties Owned Intellectual Property;

(vi)           incur, create or assume any Indebtedness, other than ordinary course trade payables;

(vii)         make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between a Company Party and any of its wholly owned Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business;

(viii)        except (w) as required under the terms of any Employee Benefit Plan of any Group Company that is in effect as of the date hereof and that is set forth on Section 3.11(a) of the Company Parties Disclosure Schedules, or (x) in the ordinary course of business consistent with past practice or as otherwise required by Law, (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement other than in the ordinary course of business consistent with past practice, (B) materially increase the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, or (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company;

(ix)           make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(x)            enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $175,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or Parent or any of its Affiliates after the Closing);

(xi)           authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;

(xii)          change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xiii)         enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xiv)         make any Transaction Payment that is not set forth on Section 3.2(h) of the Company Parties Disclosure Schedules;

(xv)         other than as allowed in Section 5.1(b)(viii), (A) amend, modify or terminate any Material Contract of the type described in Section 3.7(a)(ix) (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms), (B) waive any material benefit or right under any Material Contract of the type described in Section 3.7(a)(ix) or (C) enter into any Contract that would constitute a Material Contract of the type described in Section 3.7(a)(ix);

(xvi)         terminate, modify, extend, amend or non-renew at Contract with a Health Care Payor Program;

(xvii)       abandon, terminate, fail to renew, surrender, reduce the scope of or otherwise limit any Permit necessary to provide health care services or receive payment for health care services; or

(xviii)       enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2           Efforts to Consummate; Litigation.

(a)               Subject to the terms and conditions herein provided, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement, (ii) using commercially reasonable efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the PIPE Purchase Agreement and (iii) the Company Parties taking, or causing to be taken, all actions reasonably necessary or advisable to cause the agreements set forth on Section 5.2(a) of the Company Parties Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to a Company Party or any of its Affiliates (including the other Group Companies and, from and after the Effective Time, Parent)). Without limiting the generality of the foregoing, each of the Parties shall use commercially reasonable efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The applicable Company Party shall bear the costs incurred in connection with obtaining such Consents. Parent shall promptly inform the Company Parties of any communication between any Parent Party, on the one hand, and any Governmental Entity, on the other hand, and the Company Parties shall reasonably promptly inform Parent of any communication between a Company Party, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, each Party and their respective Affiliates shall not enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Parent and the Company Parties. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with Parent’s and the applicable Company Party’s prior written consent.

(b)               From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Parent Parties, on the one hand, and the Company Parties, on the other hand, shall give counsel for the Company Parties (in the case of any Parent Party) or Parent (in the case of the Company Parties), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Parent Party, VSee and iDoc, or, in the case of a Company Party, Parent in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any Parent Party, VSee and iDoc, or, in the case of a Company Party, Parent, the opportunity to attend and participate in such meeting or discussion.

(c)               Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(d)               From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Parent, on the one hand, and the Company Parties, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Parent, any of the Parent Parties or any of their respective Representatives (in their capacity as a representative of a Parent Party) or, in the case of the Company Parties, any Group Company or any of their respective Representatives (in their capacity as a representative of a Company Party). Parent and the Company Parties shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, Parent shall, subject to and without limiting the covenants and agreements, and the rights of the Company Parties, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall Parent or any of its Representatives settle or compromise any Transaction Litigation without the prior written consent of the Company Parties (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for a Company Party to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of such Company Party and its Representatives that is the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by any Company Party or Representative thereof or would otherwise constitute a Company Party Liability or (y) any non-monetary, injunctive, equitable or similar relief against any Company Party or (C) contains an admission of wrongdoing or Liability by a Company Party or any of its Representatives) and provided further, that Parent shall not have the right to control the negotiation, defense and settlement of any Transaction Litigation instituted against a Company Party, any Group Company or any of their respective Representatives (in their capacity as a representative of a Company Party) (1) that seeks non-monetary relief, (2) that involves criminal or quasi-criminal allegations, (3) to the extent that the applicable Company Party, Group Company or Representative thereof reasonably determines that it has defenses, claims or positions that might not be available to other Persons relating to such Transaction Litigation (such as jurisdictional defenses) or (4) that is brought by a Governmental Entity, Top Customer or Top Supplier of a Company Party. Without limiting the generality of the foregoing, in no event shall any Company Party or any of their respective Representatives settle or compromise any Transaction Litigation without the Parent’s prior written consent.

Section 5.3           Confidentiality and Access to Information.

(a)               The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or either Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

(b)               From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon prior notice, the Company Parties shall provide, or cause to be provided, to Parent and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to Parent or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any Privacy Law, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company Parties shall, and shall cause the other Group Companies to, use reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and any Parent Party, any Parent Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company Parties shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c)               From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, Parent shall provide, or cause to be provided, to each Company Party and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Parent Parties (in a manner so as to not interfere with the normal business operations of the Parent Parties). Notwithstanding the foregoing, Parent shall not be required to provide, or cause to be provided to, a Company Party or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Parent Party is subject, including any Privacy Law, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Parent Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Parent Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), Parent shall use, and shall cause the other Parent Parties to use, reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a Parent Party, on the one hand, and any Group Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Parent shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

Section 5.4           Public Announcements.

(a)               Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, each Company Party and Parent or, after the Closing, Parent; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company Parties, if the disclosing party is any Parent Party, or Parent, if the disclosing party is a Company Party, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with Parent and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby.

(b)               Subject to any applicable Law, the initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company Parties and Parent prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, Parent shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company Parties shall have the opportunity to review and comment upon prior to filing and Parent shall consider such comments in good faith. The Company Parties, on the one hand, and Parent, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company Parties or Parent, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Parent shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5           Tax Matters.

(a)           Tax Treatment.

(i)               The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the Intended Tax Treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii)             Parent and the Company Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure would reasonably be expected to prevent or impede the Mergers qualifying for the Intended Tax Treatment.

(iii)            If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that a tax opinion be prepared and submitted in such connection, Parent and the Company Parties shall deliver to counsel rendering such opinion customary Tax representation letters satisfactory to such counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel.

(b)             Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding.

Section 5.6           Exclusive Dealing.

(a)               From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each Company Party shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Each Company Party agrees to (A) notify Parent promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep Parent informed on a current basis of any modifications to such offer or information.

(b)               From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Parent Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Parent Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Parent Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Parent Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of any Parent Party (or any Affiliate or successor of any Parent Party) other than the PIPE Financing and the Bridge Financing; or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Parent agrees to (A) notify the Company Parties promptly upon receipt of any Parent Acquisition Proposal by any Parent Party, and to describe the terms and conditions of any such Parent Acquisition Proposal in reasonable detail (including the identity of any person or entity making such Parent Acquisition Proposal) and (B) keep the Company Parties informed on a current basis of any modifications to such offer or information.

Section 5.7           Preparation of Registration Statement / Proxy Statement. Promptly following the date of this Agreement, Parent and the Company Parties shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either Parent or a Company Parties, as applicable), and Parent shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement of Parent which will be included therein and which will be used for the Parent Stockholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by Parent’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and the Nasdaq). Each of Parent and each Company Party shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the other of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Parent, on the one hand, and the Company Parties, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of Parent to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith as described in Section 5.5(a)(iii). If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any Parent Party, the Company Parties, or, in the case of the Company Parties, Parent, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of Parent, the Company Parties, or, in the case of the Company Parties, Parent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) Parent shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Parent Stockholders. Parent shall as promptly as reasonably practicable advise the Company Parties of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, and Parent and the Company Parties shall each use their commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.8           Parent Stockholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, Parent shall (a) duly give notice of and (b) use commercially reasonable efforts to duly convene and hold a meeting of the Parent Stockholders (the “Parent Stockholders Meeting”) in accordance with the Governing Documents of Parent, for the purposes of obtaining the Parent Stockholder Approval and, if applicable, any approvals related thereto and providing its Parent Stockholders with the opportunity to elect to effect a Parent Stockholder Redemption. Parent shall, through unanimous approval of its board of directors, recommend to the Parent Stockholders (the “Parent Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Mergers) (the “Business Combination Proposal”); (ii) the approval of the issuance of the Parent Common Stock in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iii) the adoption and approval of the amendments to the Governing Documents of Parent contemplated by the Parent Certificate of Incorporation, the Parent Certificate of Designations, and the Parent Bylaws (the “Governing Document Proposals”); (iv) the approval of the directors in accordance with Section 5.16 (the “Directors Proposal”); (v) the adoption and approval of the Parent Incentive Equity Plan (the “Equity Incentive Plan Proposal”); (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (vii) the adoption and approval of each other proposal reasonably agreed to by Parent and the Company Parties as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (viii) the adoption and approval of a proposal for the adjournment of the Parent Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (vii) together, the “Transaction Proposals”); provided, that Parent may adjourn the Parent Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Parent has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent Stockholders prior to the Parent Stockholders Meeting; or (D) if the holders of Parent Shares have elected to redeem a number of Parent Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.3(c) not being satisfied; provided that, without the consent of the Company Parties, in no event shall Parent adjourn the Parent Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. The Parent recommendation contemplated by the preceding sentence shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, Parent covenants that none of the Parent Board or Parent nor any committee of the Parent Board shall withdraw or modify, or propose publicly or by formal action of the Parent Board, any committee of the Parent Board or Parent to withdraw or modify, in a manner materially adverse to the Company Parties, the Parent Board Recommendation or any other recommendation by the Parent Board or Parent of the proposals set forth in the Registration Statement / Proxy Statement.

Section 5.9           Merger Subs Stockholder Approvals. As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Parent, as the sole stockholder of each Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which each Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Mergers).

Section 5.10       Conduct of Business of Parent. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Parent shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection the PIPE Financing and the Bridge Financing), as required by applicable Law, as set forth on Section 5.10 of the Parent Disclosure Schedules or as consented to in writing by each of the Company Parties, do any of the following:

(a)              adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any Parent Party or any of its Subsidiaries;

(b)              declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of Parent or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of Parent or any of its Subsidiaries, as applicable;

(c)              split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(d)              incur, create or assume any Indebtedness or other Liability (including, and notwithstanding anything to the contrary, any incur, create or assume any Indebtedness under any Contract with the Sponsor or any Affiliate thereof);

(e)              make any loans or advances to, or capital contributions in, any other Person, other than to, or in, Parent or any of its Subsidiaries;

(f)               issue any Equity Securities of Parent or any of its Subsidiaries or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of Parent or any of its Subsidiaries;

(g)              enter into, renew, modify or revise any Parent Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a Parent Related Party Transaction);

(h)              engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(i)               make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(j)               authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(k)             enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(l)              enter into any settlement, conciliation or similar Contract with respect to any Proceeding; or

(m)            enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company Parties, directly or indirectly, the right to control or direct the operations of any Parent Party and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any Parent Party from using the funds held by Parent outside the Trust Account to pay any Parent Expenses or Parent Liabilities or from otherwise distributing or paying over any funds held by Parent outside the Trust Account that were loaned to Parent by the Sponsor with the prior written approval of the Company Parties to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11       Nasdaq Listing. Parent shall use its commercially reasonable efforts to cause: (a) Parent to satisfy all applicable listing requirements of Nasdaq and (b) the Parent Common Stock issuable in accordance with this Agreement, including the Mergers, to be approved for listing on Nasdaq (and the Company Parties shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 5.12       Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, Parent shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of Parent pursuant to the Parent Stockholder Redemption, (B) pay the amounts due to the underwriters of Parent’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Parent in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13       Company Stockholder Approval; PIPE Financing; Escrow Agreements.

(a)         As promptly as reasonably practicable (and in any event within two (2) Business Days) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the “Company Parties Stockholder Written Consent Deadline”), each Company Party shall obtain and deliver to Parent a true and correct copy of a written consent (in form and substance reasonably satisfactory to Parent) approving this Agreement, the Ancillary Documents to which the Company Party is or will be a party and the transactions contemplated hereby and thereby (including the Mergers, the conversion of VSee Preferred Stock into VSee Common Stock immediately prior to the Effective Time) that is duly executed by the Company Parties Stockholders that hold at least the requisite number of issued and outstanding Company Parties Stock required to approve and adopt such matters in accordance with the DGCL and TBOC, as applicable, the Company Party’s Governing Documents and the Company Parties Stockholders Agreements (each, a “Company Party Stockholder Written Consent”). Each Company Party, through its board of directors, shall recommend to the holders of Company Parties Stock the approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Mergers).

(b)         Concurrent with execution of this Agreement, Parent will deliver to the Company Parties a true, correct and complete copy of the PIPE Purchase Agreement entered into by Parent with the PIPE Investors, pursuant to which the PIPE Investors will commit to provide financing to Parent resulting in Aggregate Closing PIPE Proceeds of at least $10,000,000. Following such delivery, Parent may not terminate, modify or waive any provisions of any PIPE Purchase Agreement without the prior written consent of each Company Party, such consent not to be unreasonably withheld or delayed; provided that any modification or waiver that is solely ministerial in nature or otherwise immaterial and does not affect any economic or any other material term of any PIPE Purchase Agreement shall not require the prior written consent of the Company Parties.

(c)         As promptly as reasonably practicable following the date of this Agreement, the Parties will mutually agree on the form of Escrow Agreements to be entered into by Parent and the Company Parties at the Closing.

Section 5.14       Parent Indemnification; Directors’ and Officers’ Insurance.

(a)         Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of each Parent Party, as provided in the applicable Parent Party’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Parent will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Parent shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable Parent Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Parent Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any Parent Party (the “Parent D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such Parent D&O Person was a director or officer of any Parent Party immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)         Parent shall not have any obligation under this Section 5.14 to any Parent D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Parent D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)         For a period of six (6) years after the Effective Time, Parent shall maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of the Parent Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under Parent’s directors’ and officers’ liability insurance policies as of the date of this Agreement. Alternatively, Parent may, at its option, purchase a six (6)-year extended reporting period or tail insurance policy that affords coverage which is comparable to Parent’s existing directors’ and officers’ liability insurance program and which insures those Persons who are currently covered under Parent’s existing directors’ and officers’ liability insurance program. In either event, Parent shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by Parent prior to the date of this Agreement and, in such event, Parent shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by Parent prior to the date of this Agreement.

(d)         If Parent or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Parent shall assume all of the obligations set forth in this Section 5.14.

(e)         The Parent D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Parent.

Section 5.15       Company Indemnification; Directors’ and Officers’ Insurance.

(a)         Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Parent will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Parent shall cause the applicable Group Companies to advance expenses in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Group Companies (the “Company Parties D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company Parties D&O Person was a director or officer of any Group Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b)         None of Parent or the Group Companies shall have any obligation under this Section 5.15 to any Company Parties D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company Parties D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c)         Each Company Party shall purchase, at or prior to the Closing, and Parent shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of its Group Companies as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time (each, a “Company Party D&O Tail Policy”). Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under a Company Party’s or its Subsidiaries’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company Parties, Parent or any of their respective Affiliates shall pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by the applicable Company Party or its Subsidiaries prior to the date of this Agreement and, in such event, such Company Party, Parent or one of their respective Affiliates shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by the Company Party or its Subsidiaries prior to the date of this Agreement.

(d)         If Parent or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Parent shall assume all of the obligations set forth in this Section 5.15.

(e)        The Company Parties D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Parent.

Section 5.16       Post-Closing Directors and Officers.

(a)         Parent shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time (i) the Parent Board shall initially consist of five (5) directors; (ii) the members of the Parent Board are the individuals determined in accordance with Section 5.16(b), Section 5.16(c) and Section 5.16(d); (iii) the members of the compensation committee, audit committee and nominating committee of the Parent Board are the individuals determined in accordance with Section 5.16(e); and (iv) the officers of Parent are the individuals determined in accordance with Section 5.16(f).

(b)         Parent shall designate three (3) individuals to serve as a director on the Parent Board immediately after the Effective Time.

(c)         VSee shall designate one individual to serve as a director on the Parent Board immediately after the Effective Time.

(d)         iDoc shall designate one individual to serve as a director on the Parent Board immediately after the Effective Time.

(e)        Immediately after the Effective Time, the individuals designated by Parent and the Company Parties shall serve on the committee(s) of the Parent Board.

(f)          Immediately after the Effective Time, the individuals designated by Parent and the Company Parties shall be the officers of Parent.

Section 5.17       PCAOB Financials.

(a)       As promptly as reasonably practicable, each Company Party shall deliver to Parent (i) its Closing Company Parties Financial Statements, and (ii) any other audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of each of VSee and iDoc and their respective Subsidiaries as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter), as applicable that is required to be included in the Registration Statement / Proxy Statement. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (the “PCAOB Financial Statements”) (A) will fairly present in all material respects the financial position of the Group Companies as at the date thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the applicable Company Party’s auditor and (D) will comply in all respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b)         Each Company Party shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, Parent in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Parent with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18       Parent Incentive Equity Plan; Issuance of Stock Option Grants. Prior to the effectiveness of the Registration Statement / Proxy Statement, the Parent Board shall approve and adopt an equity incentive plan, in substantially the form attached hereto as Exhibit D and with any changes or modifications thereto as the Company Parties and Parent may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company Parties or Parent, as applicable) (the “Parent Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date, reserving a number of shares of Parent Common Stock for grant thereunder equal to fifteen percent (15%) of the number of shares of Parent Common Stock outstanding following the Closing after giving effect to the Mergers and the transactions contemplated hereby, including, without limitation, the PIPE Financing and the Bridge Financing (the “Stock Option Pool”). At the Closing, Parent shall grant stock options with an exercise price equal to $10.00 (the “Stock Options Exercise Price”) pursuant to the Parent Incentive Equity Plan to the individuals, in the amounts, and on the terms set forth on Exhibit E hereto (the “Effective Time Option Grants”), such Effective Time Option Grants to be issued from the Stock Option Pool.

Section 5.19       FIRPTA Certificates. At or prior to the Closing, each Company Party shall deliver, or cause to be delivered, to Parent (a) either (i) a certificate, duly executed by such Company Party, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company Party has provided notice to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to Parent or (ii) in the event that none of the shareholders of such Company Party are foreign persons, as defined in Treasury Regulations Section 1.1445-2(b), an IRS Form W-9 duly executed by each shareholder of such Company Party and (b) an IRS Form W-9 duly executed by such Company Party.

Section 5.20       Section 280G of the Code. To the extent applicable, each Company Party shall (a) use its reasonable commercial efforts to secure from any Person who (i) is a “disqualified individual” (as defined in Section 280G of the Code) and (ii) has a right or potential right to any payments and/or benefits in connection with the transactions contemplated by this Agreement that could be deemed to constitute “parachute payments” pursuant to Section 280G of the Code, a waiver of all or a portion of such Person’s rights to any such payments and/or benefits, such that all remaining payments and/or benefits applicable to such Person shall not be deemed to be “parachute payments” pursuant to Section 280G of the Code (the “Waived 280G Benefits”), and (b) for all such obtained waivers, submit for approval by the respective Company Party’s stockholders the Waived 280G Benefits, to the extent and in the manner required under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code. No later than five (5) Business Days before the Closing Date, the Company Parties shall provide to Parent or its counsel drafts of the consent, waiver, disclosure statement and calculations necessary to effectuate the approval process and shall consider in good faith Parent’s comments. Prior to the Closing Date, to the extent applicable, the Company Party shall deliver to Parent evidence that (x) a vote of the respective Company Party’s stockholders was received in conformance with Section 280G of the Code and the regulations thereunder, or (y) such requisite Company Party stockholder approval has not been obtained with respect to the Waived 280G Benefits, and, as a consequence, the Waived 280G Benefits have not been and shall not be paid or provided.

Article 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1          Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a)         all applicable waiting periods (and any extensions thereof) under the HSR Act with respect to the transactions contemplated by this Agreement, and any commitment to, or agreement (including any timing agreement) with, any Governmental Entity not to close the transactions contemplated by this Agreement, shall have expired or been terminated, and all Consents under the Laws listed in Section 6.1(a) of the Company Disclosure Schedules shall have been obtained and shall remain in full force and effect;

(b)         no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(c)         the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d)         each Company Party Stockholder Written Consent shall have been obtained;

(e)         the Required Parent Stockholder Approval shall have been obtained; and

(f)          after giving effect to the transactions contemplated hereby (including the PIPE Financing and the Bridge Financing), Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

Section 6.2           Other Conditions to the Obligations of the Parent Parties. The obligations of the Parent Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Parent (on behalf of itself and the other Parent Parties) of the following further conditions:

(a)         (i) the Company Parties Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of the of the Company Parties set forth in Article 3 (other than the Company Parties Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b)           each Company Party shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by such Company Party under this Agreement at or prior to the Closing;

(c)           since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing; and

(d)           at or prior to the Closing, the Company Parties shall have delivered, or caused to be delivered, to Parent the following documents:

(i)                 a certificate duly executed by an authorized officer of each Company Party, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Parent;

(ii)              a certificate of the secretary or equivalent officer of each of the Company Parties certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the board of directors or equivalent body of each of the Company Parties authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions; and

(iii)            each of the Ancillary Agreements to which any of the Company Parties is a party, duly executed by the applicable Company Party.

Section 6.3          Other Conditions to the Obligations of the Company Parties. The obligations of the Company Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company Parties of the following further conditions:

(a)           (i) the Parent Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of the Parent Parties contained in Article 4 of this Agreement (other than the Parent Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Parent Material Adverse Effect;

(b)           the Parent Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c)           since the date of this Agreement, no Parent Material Adverse Effect has occurred that is continuing;

(d)           the Aggregate Transaction Proceeds shall be equal to or greater than $10,000,000;

(e)           Parent’s listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved and, immediately following the Effective Time, Parent shall satisfy any applicable listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Parent Common Stock (including, for the avoidance of doubt, the Parent Common Stock to be issued pursuant to the Merger) shall have been approved for listing on Nasdaq;

(f)            the Parent Board shall consist of the number of directors, and be comprised of the individuals, determined pursuant to Section 5.16(a)(i) and (ii);

(g)           at or prior to the Closing, Parent shall have delivered, or caused to be delivered, the following documents to the Company Parties:

(i)              a certificate duly executed by an authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company Parties;

(ii)              each of the Ancillary Agreements to which Parent is a party, duly executed by Parent.

Section 6.4           Frustration of Closing Conditions. The Company Parties may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by either Company Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. None of the Parent Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by a Parent Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2.

Article 7
TERMINATION

Section 7.1           Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)           by mutual written consent of Parent and each Company Party;

(b)           by Parent, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if a Company Party has failed to perform any covenant or agreement on the part of such Company Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to such Company Party by Parent, and (ii) the Termination Date; provided, however, that none of the Parent Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c)           by a Company Party, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if any Parent Party has failed to perform any covenant or agreement on the part of such applicable Parent Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Parent by the Company Parties and (ii) the Termination Date; provided, however, the Company Parties are not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d)           by either Parent or a Company Party, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 2022 (the “Termination Date”); provided, that

(i)                 the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Parent if any Parent Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and

(ii)              the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to a Company Party if a Company Party’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e)           by either Parent or a Company Party, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f)            by either Parent or a Company Party if the Parent Stockholders Meeting has been held (including any adjournment thereof), has concluded, the Parent Stockholders have duly voted and the Required Parent Stockholder Approval was not obtained; or

(g)           by Parent, if a Company Party does not deliver, or cause to be delivered to Parent both Company Party Stockholder Written Consents in accordance with Section 5.13(a) on or prior to the Company Parties Stockholder Written Consent Deadline.

Section 7.2           Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) Section 5.3(a), this Section 7.2, Article 9 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud or (ii) any Person’s Liability under the PIPE Purchase Agreement, the Bridge Purchase Agreement, any Confidentiality Agreement, the Support Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

Article 8

INDEMNIFICATION

Section 8.1           Survival. Subject to the other provisions in this Article 8, the representations and warranties concerning the Group Companies contained in Article 3 and all covenants and agreements contained herein, shall survive the Closing and shall terminate at the close of business on the date that is twelve (12) months following the Closing Date (the “Expiration Date”); provided, that any obligations under this Article 8 shall not terminate at the applicable expiration date with respect to any claims for indemnification for which a Parent Indemnified Party (as defined below) has given proper notice to the party obligated to provide indemnification to such Parent Indemnified Party pursuant to Section 8.4 (the “Indemnifying Party”) in accordance with Section 8.4(a) before the applicable expiration date. There shall be no expiration date for claims based on fraud, intentional misrepresentation or Willful Breach by any party hereto.

Section 8.2           Indemnification by Group Companies.

(a)           Subject to the other provisions in this Article 8, VSee shall indemnify and defend Parent and its respective managers, officers, directors, employees, agents, successors and assigns (the “Parent Indemnified Parties”) against, and shall hold them harmless from, any and all costs, losses, damages, Liabilities, demands, actions or causes of action (including third party claims), interest, sanctions, settlements, reasonable fees and expenses (including reasonable legal, accounting and investigation fees and expenses) or other charges in connection with any of the foregoing or similar damages incurred, sustained or suffered by them (collectively, “Losses”); provided, that, except to the extent awarded to any third party in respect of a Third Party Claim, in no event shall Losses include any damages that are consequential (including loss of profit or revenue), special or punitive (it being understood that “special” and “consequential (including loss of profit or revenue)” damages shall mean damages that were neither probable nor reasonably foreseeable), attributable to, resulting from, based upon or arising out of:

(i)                 any breach of, inaccuracy in or failure to be true and correct of any of the representations or warranties concerning VSee and its Subsidiaries contained in Article 3 of this Agreement or in any closing certificate delivered by Seller pursuant to this Agreement in each case as of the date made or at the date of the Closing;

(ii)              the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation contained in this Agreement of VSee or its Subsidiaries at or prior to the Closing;

(iii)            the fraud, intentional misrepresentation or Willful Breach of VSee or its Subsidiaries at or prior to the Closing;

(iv)             all VSee Pre-Closing Taxes;

(v)               the matters set forth in Section 8.2(a)(v) of the Disclosure Schedule.

(b)               Subject to the other provisions in this Article 8, iDoc shall indemnify and defend the Parent Indemnified Parties against, and shall hold them harmless from, any and all Losses; provided, that, except to the extent awarded to any third party in respect of a Third Party Claim, in no event shall Losses include any damages that are consequential (including loss of profit or revenue), special or punitive (it being understood that “special” and “consequential (including loss of profit or revenue)” damages shall mean damages that were neither probable nor reasonably foreseeable), attributable to, resulting from, based upon or arising out of:

(i)                 any breach of, inaccuracy in or failure to be true and correct of any of the representations or warranties concerning iDoc and its Subsidiaries contained in Article 3 of this Agreement or in any closing certificate delivered by iDoc pursuant to this Agreement in each case as of the date made or at the date of the Closing;

(ii)              the breach or non-fulfillment of any covenant, undertaking, agreement or other obligation contained in this Agreement of iDoc or its Subsidiaries at or prior to the Closing;

(iii)            the fraud, intentional misrepresentation or Willful Breach of iDoc or its Subsidiaries at or prior to the Closing;

(iv)             all iDoc Pre-Closing Taxes;

(v)               the matters set forth in Section 8.2(b)(v) of the Disclosure Schedule.

Section 8.3           Limitations on Indemnification.

(a)           Additional Limitations.

(i)               Notwithstanding anything to the contrary in this Article 8, VSee and iDoc shall not be liable for claims for indemnification pursuant to Section 8.2(a) and Section 8.2(b), as applicable, unless and until the aggregate amount of Losses claimed by the Parent Indemnified Parties against VSee or iDoc (as the case may be) equals or exceeds $75,000 (the “Basket”) with respect to each of VSee and iDoc, and then the Parent Indemnified Parties shall be entitled to indemnification hereunder for any amounts in excess of the Basket; provided, that the Basket shall not apply to breaches of any Company Parties Fundamental Representations. The aggregate Liability of VSee for indemnification under Section 8.2(a) and iDoc for indemnification under Section 8.2(b), respectively, shall in no event exceed an amount equal to the VSee Indemnity Escrow Amount with respect to VSee, and the iDoc Indemnity Escrow Amount with respect to iDoc.

(ii)             The amount of any Losses suffered, sustained or incurred by any Indemnified Parties shall be reduced by the amount such Indemnified Parties actually recovered (after deducting all attorneys’ fees, expenses and other costs of recovery (including any deductible amount) and any resultant increase in insurance premiums of Parent) from any insurer (excluding self-insurance or captive insurance) or other Person then liable for such Losses.

(iii)            If any Parent Indemnified Party receives any amounts under insurance coverage (excluding self-insurance or captive insurance) or from any Person with respect to Losses sustained at any time subsequent to any payment to such Parent Indemnified Party pursuant to this Article 8, then such Parent Indemnified Party shall promptly deposit such amount in the Indemnity Escrow Account until disbursed pursuant to the terms hereof and the applicable Escrow Agreement.

(iv)            Notwithstanding the fact that any Parent Indemnified Party may have the right to assert claims for indemnification under or in respect of more than one section or subsection of this Agreement in respect of any fact, event, condition or circumstance, any amount of damages recovered under one section or subsection of this Agreement shall not be recovered more than once in response of the same Loss under another section or subsection of this Agreement.

(v)              Neither VSee nor iDoc shall have any liability for any Loss for which indemnification is sought to the extent that an allowance, provision or reserve covering such Loss actually reduced the amount of the iDoc Closing Consideration or the VSee Closing Consideration, in accordance with the reductions contemplated in the definitions thereof.

Section 8.4           Claim Procedure.

(a)            Notice of Claims. If a claim for Losses (a “Claim”) is to be made by Parent that does not involve a third party, Parent shall give written notice (a “Claim Notice”) to VSee or iDoc, as applicable, and the Escrow Agent (in such capacity, the “Indemnifying Party”), which Claim Notice shall describe the claim for indemnification hereunder and specify in reasonable detail, to the extent known and reasonably quantifiable at such time, the amount or estimated amount of the Claim, which statement or estimate shall not be binding and may be revised, amended or modified upon notice to the Indemnifying Party. The failure of Parent to give timely notice of a Claim hereunder shall not affect Parent’s rights to indemnification hereunder. If the applicable Indemnifying Party disputes in writing its liability with respect to such Claim or the estimated amount of such Losses pursuant to this Section 8.4 within forty-five (45) days following delivery of such Claim Notice, the parties shall attempt in good faith to resolve such dispute; provided, that, if such dispute has not been resolved within thirty (30) days following notice of such dispute of the Claim Notice, then the amount of indemnification to which Parent shall be entitled under this Article 8 shall be determined by: (i) the written agreement between Parent and the Indemnifying Party through the use of good faith efforts to resolve such dispute; (ii) a final judgment or decree of any Governmental Entity of competent jurisdiction; or (iii) any other means to which Parent and the Indemnifying Party shall agree. The judgment or decree of a Governmental Entity shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. Following such determination of the amount of indemnification, or if the applicable Indemnifying Party notifies Parent that it does not dispute the claim described in the Claim Notice or fails to respond within forty-five (45) days following receipt of such Claim Notice, such determination of the amount of indemnification or the Losses identified in the Claim Notice, as applicable, will be conclusively deemed a liability of the Indemnifying Party under Section 8.2(a) or Section 8.2(b), as applicable, and Parent shall forward to the Indemnifying Party written notice of any such sums due and owing by the Indemnifying Party and the Indemnifying Party shall pay all of such sums so due and owing within five (5) Business Days by wire transfer of immediately available funds.

(b)           Third Party Claims.

(i)                 If Parent receives notice of the assertion of any Claim or the commencement of any action by a third party or Governmental Entity with respect to a matter subject to indemnity hereunder (a “Third Party Claim”), notice thereof (a “Third Party Notice”) shall promptly be given to the applicable Indemnifying Party and the Escrow Agent, which Third Party Notice shall specify in reasonable detail the basis for any anticipated liability and specify in reasonable detail, to the extent known and reasonably quantifiable at such time, the amount or estimated amount of the Third-Party Claim, which statement shall not be binding and may be revised, amended or modified upon notice to the Indemnifying Party. The failure of Parent to give timely notice of a Third Party Claim hereunder shall not affect such Indemnified Party’s rights to indemnification hereunder, except to the extent such delay or failure has a material prejudicial effect on the defenses or other rights available to the applicable Indemnifying Party. After receipt of a Third Party Notice, the Indemnifying Parties shall have the right, but not the obligation, by providing written notice to Parent within forty-five (45) days of delivery of the Third Party Notice, to conduct and control through reputable counsel of its own choice (subject to the approval of Parent, such approval not to be unreasonably withheld, conditioned or delayed) the defense, compromise or settlement (subject to the requirements set forth in Section 8.4(b)(ii) below) of any Third Party Claim, at the Indemnifying Party’s sole cost and expense to the extent the Indemnifying Party is obligated to indemnify Parent or is otherwise liable to pay for such fees and expenses pursuant to Section 8.2(a) or Section 8.2(b), as applicable; provided, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently in order to preserve its rights in this regard; and provided, further, that the Indemnifying Party shall not be entitled to conduct and control the defense thereof if such Third Party Claim, based on the remedy sought, (i) would reasonably be expected to result in an equitable order, judgment or term that would restrict the future activity of, or result in a material and adverse impact on, the ongoing business of the Indemnifying Party/Indemnified Party (as applicable) or any of their Affiliates, (ii) seeks equitable relief or (iii) relates to a criminal action or involves claims by a Governmental Entity. The Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any Third Party Claim as to which the Indemnifying Party has elected to conduct and control the defense, compromise or settlement thereof; provided, that, if Parent reasonably determines that the interests of Indemnifying Party and Parent are in material conflict with one another such that the Indemnifying Party could not adequately represent the interests of Parent, then the Indemnifying Party shall also pay the reasonable and documented fees and expenses of one separate counsel of Parent in connection with such Third Party Claim during such time as such a conflict exists. In the event, however, that the Indemnifying Party declines or does not timely elect to conduct and control the defense, compromise or settlement of any Third Party Claim or to employ reputable counsel reasonably satisfactory to Parent, in either case within such forty-five (45) day period, or if the Indemnifying Party is not entitled to assume the defense of such claim in accordance with this Section 8.4(b), then the Indemnifying Party shall pay the reasonable and documented expenses of counsel for Parent as incurred to the extent the Indemnifying Party is obligated to indemnify Parent for such fees and expenses pursuant to Section 8.2(a) or Section 9.2(b), as applicable; provided, however, that the Indemnifying Party shall not be required to pay the fees and disbursements of more than one firm for all Indemnified Parties in any claim.

(ii)              Subject to the last sentence of this Section 8.4(b)(ii), neither the Indemnifying Party nor Parent, as the case may be, shall pay, compromise, settle or consent to the entry of any judgment with respect to which indemnification is being sought herein without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed) unless each of the following conditions are satisfied: (A) such compromise, settlement or consent includes an unconditional release of the Indemnifying Party/Indemnified Party (as applicable) and its Representatives from all Liability arising out of such claim, (B) such compromise, settlement or consent does not contain any finding, admission or statement suggesting any wrongdoing, violation of applicable Law or Liability on behalf of the Indemnifying Party/Indemnified Party (as applicable) (other than monetary Liability of Parent that will be paid or reimbursed by the Indemnifying Party) and (C) such settlement, compromise or consent does not contain any equitable order, judgment or term that would restrict the future activity of, or result in a material and adverse impact on, the ongoing business of the Indemnifying Party/Indemnified Party (as applicable) or any of their Affiliates. Notwithstanding the foregoing, if the Indemnifying Party is entitled to conduct and control the defense, compromise or settlement of any particular claim pursuant to this Section 8.4(b), but elects not to do so (or fails to provide timely notice of such election) or if the Indemnifying Party is otherwise prohibited from doing so pursuant to clauses (i) through (iii) of Section 8.4(b)(i), Parent may pay, compromise, settle or consent to the entry of any judgment with respect to such Third Party Claim and shall be entitled to indemnification from the Indemnifying Party for any and all Losses based upon, arising from or relating to such Third Party Claim in accordance with the terms of this Article 8.

(iii)            The Indemnifying Party shall at all times use commercially reasonable efforts to keep Parent reasonably apprised of the status of the defense of any matter the defense of which it is maintaining and to reasonably cooperate in good faith with each other with respect to the defense of any such matter and shall furnish such records and other information as may be reasonably requested by the Indemnifying Party or Parent (as the case may be) in connection therewith.

(iv)             Parent and the Indemnifying Parties shall use their commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law) and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

Section 8.5           Indemnification Payments. Any indemnification payment made by VSee or iDoc, as applicable, under this Article 8 shall be treated as an adjustment to the VSee Stock Consideration or the iDoc Stock Consideration, as applicable, for tax purposes. Any indemnification payment made by VSee or iDoc under this Article 8 shall be made through the surrender by the Escrow Agent to Parent for cancellation of a number of the VSee Indemnity Escrow Shares or the iDoc Indemnity Escrow Shares, as applicable, equal to the dollar value of the Loss, divided by $10, allocated pro rata among the VSee Stockholders or iDoc Stockholders, as applicable, in accordance with the terms of the Escrow Agreements.

Section 8.6           Sole Recourse; Payments from Escrow Account.

(a)           Subject to the terms and conditions of this Article 8, the sole and exclusive source of recovery by the Parent Indemnified Parties under this Article 8 shall be from the VSee Indemnity Escrow Account or the iDoc Indemnity Escrow Account, as applicable.

(b)           Any release of Parent Common Stock from the Indemnity Escrow Accounts pursuant to Section 8.6(a) shall be subject to the terms of the Escrow Agreements. In particular, the Escrow Agent shall release to VSee and iDoc as follows:

(i)              on the first Business Day following the date which is six (6) months following the Closing Date (the “First Indemnity Release Date”), 50% of the then-remaining shares of Parent Common Stock in the Indemnity Escrow Accounts less the number of shares, if any, of Parent Common Stock obtained by dividing by $10 the dollar value of the following claims: (I) which Parent Indemnified Parties have asserted a claim for, but not yet received, disbursement from the Indemnity Escrow Accounts, and (II) any unresolved claims of Parent Indemnified Parties for indemnification under this Agreement (all such claims in clauses (I) and (II) being hereinafter referred to as “Pending Indemnity Claims”); and

(ii)            on the first Business Day following the date which is twelve (12) months following the Closing Date (the “Second Indemnity Release Date”) all of the then-remaining shares of Parent Common Stock in the Indemnity Escrow Accounts less the number of shares, if any, of Parent Common Stock obtained by dividing by $10 the dollar value of any Pending Indemnity Claims.

Section 8.7           Exclusive Remedy. The parties hereto acknowledge and agree that, following the Closing, (a) the indemnification obligations of VSee and iDoc under this Article 8 and the remedies set forth herein shall constitute the sole and exclusive monetary remedy of Parent Indemnified Parties for any breach of, inaccuracy in or failure to be true and correct of any representation or warranty concerning the Group Companies set forth in this Agreement, and any breach, non-fulfillment or default in the performance of any covenant, undertaking, agreement or other obligation of the Group Companies set forth in this Agreement; provided, however, that the limitations set forth above shall not apply to (i) the remedies provided in Section 9.17; and provided, further, that nothing contained herein shall limit the remedies available to any party for breach of any representation or warranty, covenant or agreement with respect to any other agreement to be entered into in connection herewith, including the Ancillary Documents.

Section 8.8           Right of Offset. [Reserved].

Section 8.9           Claims Unaffected by Investigation. The right of a Parent Indemnified Party to indemnification or to assert or recover on any claim shall not be affected by any investigation conducted with respect to, or any information received or knowledge acquired (or capable of being received or acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy of or compliance with any of the representations, warranties, covenants or agreements set forth in this Agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants or agreements.

Section 8.10       Mitigation. Each of the parties agrees to take commercially reasonable steps, consistent with the steps a similarly-situated company would reasonably take, to mitigate its Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

Article 9
MISCELLANEOUS

Section 9.1           Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) Parent and each Company Party prior to Closing and (b) Parent and the Sponsor after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.1 shall be void, ab initio.

Section 9.2           Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) Parent and each Company Party prior to the Closing and (b) Parent and the Sponsor after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 9.2 shall be void, ab initio.

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Section 9.3           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)               If to any Parent Party, to:

c/o Digital Health Acquisition Corp.

980 N Federal Hwy #304

Boca Raton, FL 33432

Attention: Scott Wolf, Chief Executive Officer

E-mail: scott@sjwolf.com

with a copy (which shall not constitute notice) to:

Manatt, Phelps & Philips, LLP

695 Town Center Dr.

Costa Mesa, CA 92626

Attention: Thomas Poletti, Veronica Lah

E-mail: TPoletti@manatt.com; VLah@manatt.com

(b)               If to VSee, to:

VSee Lab, Inc.

3188 Kimlee Drive

San Jose, CA 95132

Attention: Milton Chen, CEO

Email: milton@vsee.com

with a copy (which shall not constitute notice) to:

Holcombe Law Group

12545 Oak Mist Lane

Auburn, CA 95602

Attention: Jessica Holcombe

E-mail: jholcombe@holcombelawgroup.com

(c)               If to iDoc, to:

iDoc Virtual Telehealth Solutions, Inc.

2311 West Main Street

Houston, Texas 77098

Attention: Dr. Imoigele Aisiku, Chief Executive Officer

Email: iaisiku@idocvms.com

with a copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square, 40th Floor

New York, NY 10036

Attention: M. Ali Panjwani and John Crowe

E-mail: ali.panjwani@pryorcashman.com; jcrowe@pryorcashman.com or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 9.4           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 9.5           Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

Section 9.6           Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Parent, any documents or other materials posted to the electronic data room located at https://ws.onehub.com under the project names “VSee” and “iDoc” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.7           Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Parties Disclosure Schedules or in the Parent Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Parties Disclosure Schedules) or Article 4 (in the case of the Parent Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Parties Disclosure Schedules) or Article 4 (in the case of the Parent Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

Section 9.8           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, Section 5.15 and the two subsequent sentences of this Section 9.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of Section 9.1, Section 9.2, Section 9.13 and this Section 9.8 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 9.12 and this Section 9.8.8 (to the extent related to the foregoing).

Section 9.9           Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.10       Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.11       Knowledge of Company; Knowledge of Parent. For all purposes of this Agreement, the phrase “to the knowledge of the applicable Company Party”, “to the applicable Company Party’s knowledge” and “known by the applicable Company Party” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11(a) of the Company Parties Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For all purposes of this Agreement, the phrase “to Parent’s knowledge” and “to the knowledge of Parent” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11(b) of the Parent Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For the avoidance of doubt, none of the individuals set forth on Section 9.11(a) of the Company Parties Disclosure Schedules or Section 9.11(b) of the Parent Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 9.12       No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any Parent Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company Parties, and the Parent Non-Party Affiliates, in the case of Parent, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company Parties, Parent or any Non-Party Affiliate concerning any Group Company, any Parent Party, this Agreement or the transactions contemplated hereby.

Section 9.13       Extension; Waiver. The Company Parties prior to the Closing and the Company Parties and the Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of the Parent Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Parent Parties set forth herein or (c) waive compliance by the Parent Parties with any of the agreements or conditions set forth herein. Parent may (i) extend the time for the performance of any of the obligations or other acts of either or both of the Company Parties, set forth herein, (ii) waive any inaccuracies in the representations and warranties of either or both of the Company Parties set forth herein or (iii) waive compliance by either or both of the Company Parties with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.14       Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.14.

Section 9.15       Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 9.15 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 9.3 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 9.16       Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 9.17       Trust Account Waiver. Reference is made to the final prospectus of Parent, filed with the SEC (File No. 333-260232) on November 4, 2021 (the “Prospectus”). Each Company Party acknowledges and agrees and understands that Parent has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Parent’s public stockholders (including overallotment shares acquired by Parent’s underwriters, the “Public Stockholders”), and Parent may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Parent entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company Party hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company Parties nor any of its Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Parent or any of its Representatives, on the one hand, and, the Company Parties or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). Each Company Party, on its own behalf and on behalf of its respective Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its respective Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Parent or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Parent or its Affiliates).

Section 9.18       Acknowledgement of Amendment and Restatement. Each of the Parties hereby acknowledges and agrees that the Ancillary Documents, including, without limitation, the Support Agreement, apply equally to and are in full force and effect with respect to this Agreement, as amended and restated.

Section 9.19       Company Party Consent. Each of the Company Parties hereby agrees, consents to and ratifies (i) an amendment of the Amended and Restated Certificate of Incorporation of Parent to extend the deadline by which Parent may complete a business combination in accordance with the terms thereof, (ii) the PIPE Financing, and (iii) the Bridge Financing, and (iv) all transactions and agreements contemplated by the foregoing clauses (i) – (iii).

* * * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Second Amended and Restated Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

DIGITAL HEALTH ACQUISITION CORP.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: Chief Executive Officer

DHAC MERGER SUB I, INC.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: President

DHAC MERGER SUB II, INC.

By:	/s/ Scott Wolf
Name: Scott Wolf
Title: President

[Signature Page to Second A&R Business Combination Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Second Amended and Restated Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

VSEE LAB, INC.

By:	/s/ Milton Chen
Name: Milton Chen
Title: Executive Vice Chairman

IDOC VIRTUAL TELEHEALTH SOLUTIONS, INC.

By:	/s/ Imoigele Aisiku
Name: Dr. Imoigele Aisiku
Title: Executive Chairman

[Signature Page to Second A&R Business Combination Agreement]